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Exhibit 10.12

FIRST AMENDMENT TO LEASE

        This First Amendment to Lease ("Amendment") is entered into as of July 12, 2001, by and between Optimer Pharmaceuticals, Inc., a Delaware corporation ("Tenant"), and Pacific Sorrento Technology Park ("Landlord"), who agree as follows:

RECITALS.    This Amendment is made in contemplation of the following facts and circumstances:

        a.     Tenant and Landlord entered into that certain Building Lease Agreement dated May 1, 2001 ("Lease"). Under the terms of the Lease, Landlord agreed to lease to Tenant certain premises located at 10110 Sorrento Valley Road, Suite C, San Diego, California ("Premises"), in accordance with and subject to the terms of the Lease.

        b.     Landlord has requested, and Tenant has agreed to provide up to $2,000,000 ("Improvement Funding") for the construction of the Landlord Improvements on the terms and subject to the conditions set forth below.

        NOW, THEREFORE, Landlord and Tenant hereby agree to amend the Lease under the following provisions and conditions.

1.     AMENDMENT.    The Lease is hereby modified in the following particulars only:

        a.     Advances.    Upon satisfaction of the conditions specified in Section (b), below, Tenant shall advance Landlord a portion of the Improvement Funding for construction of the Landlord Improvements in the following amounts (each an "Advance") on the dates indicated (each an "Advance Date"):

Date	Advance
August 1, 2001	$400,000
September 1, 2001	$400,000
October 1, 2001	$400,000
November 1, 2001	$400,000
December 1, 2001	$400,000

Total	$2,000,000

        b.     Condition Precedent.    The Tenant's duty to make each Advance on the Advance Date is contingent on the satisfaction or the waiver in writing by the Tenant of each of the following conditions on or before the date specified for the making of the Advance:

    1)    Landlord and Tenant shall have approved the Plans for the Landlord Improvements in accordance with Paragraph 4.3 of the Lease and there have been no changes to the Plans other than as allowed under Paragraph 4.3 of the Lease; and

    2)    Gordon Prill, Inc. (the "Contractor") and Landlord have entered into a construction contract approved in writing by the Tenant (the "Construction Contract") and have agreed upon a construction schedule approved in writing by Tenant ("Construction Schedule"), which approval shall not be unreasonably withheld or delayed, and there have been no changes to the Construction Contract or the Construction Schedule which have not been approved in writing by Tenant, which approval shall not be unreasonably withheld or delayed;

    3)    Contractor has performed the Landlord Improvement work which has been performed prior to the Advance Date in a good and workmanlike manner and in accordance with all applicable laws, rules, regulations, building permits, the Lease, the Plans approved by Landlord and Tenant (as the same may be changed from time to time in accordance with Paragraph 4.3 of the Lease), and the Construction Contract; and

    4)    The construction of the Landlord Improvements by the Contractor is proceeding, in all material respects, in accordance with the Construction Schedule for such work reasonably approved by the Tenant and Landlord as such may be changed from time to time in accordance with the Construction Contract and with the prior written consent of the Tenant, which shall not be unreasonably withheld or delayed; and

    5)    The Contractor has delivered to Tenant and Landlord a certificate, reasonably acceptable to the Landlord and Tenant, confirming each of the following facts: (A) the Contractor has performed the Landlord Improvement work performed prior to the Advance Date in a good and workmanlike manner and in accordance with all applicable laws, rules, regulations, building permits, and the Plans approved by Landlord and Tenant (as the same may be changed from time to time in accordance with Paragraph 4.3 of the Lease), (B) the Contractor has paid all material suppliers and subcontractors the sums due and owing to them prior to the Advance Date, (C) there is no mechanics lien, stop notice or other claim pending between the Contractor, the Landlord, any subcontractor and/or any material supplier, (D) upon receipt of the amount of that portion of the Advance payable to the Contractor (as specified in the certificate), (i) the Contractor shall have been paid all sums due and owing to the Contractor for any work performed prior to the Advance Date and (ii) the Contractor shall be deemed to have waived any mechanic's lien and stop notice rights it may have with respect to such work, and (E) the construction of the Landlord Improvements by the Contractor is proceeding, in all material respects, in accordance with the schedule for such work approved by the Tenant and Landlord as may be changed in accordance with the Construction Contract; and

    6)    Landlord has paid for all portions of the Landlord Improvement then due (other than the work for which the Advance in question has been made) and has delivered to Tenant unconditional lien waivers for all work completed prior to the previous Advance Date conforming to the mechanic's lien waiver requirements set forth in California Civil Code Section 3262 and any conditional lien waivers received by the Landlord from the Contractor or any subcontractor; and

    7)    No mechanic's lien, stop notice or other claim has been made by any contractor, subcontractor, material supplier, architect or other design or construction professional against the Landlord, the Tenant, the Contractor, or otherwise with respect to the Landlord Improvements or the Premises; and

    8)    The Landlord has performed all of its obligation under and there exists default by Landlord with respect to any note, deed of trust, or other agreement between Landlord and Heller Financial or any other lender having any security interest in the Premises or any portion thereof or interest therein and no foreclosure or other action or proceeding has been commenced by Heller Financial or any other party which will adversely affect the rights of the Tenant under the Lease, as amended by this First Amendment; and

    9)    There has occurred no breach of the Landlord's obligations or representations under the Lease or any other agreement between the Landlord and Tenant; and

    10)    The applicable governmental building inspection agency has inspected and approved all of the completed Landlord Improvements work for which an inspection and approval is required and there will be no legal impediment to issuance of a certificate of occupancy for the Premises upon completion of the Landlord Improvements.

        If any conditions precedent for any Advance stated above have not been satisfied or waived in writing by the Tenant on any Advance Date, then said date shall be extended until the date when such conditions are satisfied; provided, however, Tenant shall withhold from the next Advance only a reasonable amount to satisfy such condition ("Advance Retainage"), and the remainder of the Advance shall be released to Landlord. Once the condition then has been satisfied, Tenant advance to Landlord the full amount of the Advance Retainage.

        If any lien release required as an condition of any Advance cannot be obtained, then in lieu of the release, Landlord may provide to Tenant a lien bond, reasonably acceptable to the Tenant, ensuring the Tenant and the Premises against claims by the contractor, material supplier or design professional in question. Landlord shall not be required to bond any lien less than $50,000 provided that the total amount of any such unbonded liens may not exceed $150,000. Liens for an amount under $50,000 per lien and $150,000 in the aggregate for all unbonded liens shall not be a reason for Tenant to withhold an Advance.

        The conditions precedent set forth above are for the benefit only of the Tenant and may be waived only in a writing executed by the Tenant and intended for such purpose. Notwithstanding the conditions precedent set forth above or anything to the contrary in this Amendment or the Lease, Tenant shall have no duty to monitor or administer the construction of the Landlord Improvements, Tenant shall have no obligation to pay any contractor, material supplier, or design professional for any sums owing with respect to the Landlord Improvements or to hold any Advances for any of their benefit, and any Advance by the Tenant shall not be a waiver of Tenant's right to require completion of the Landlord Improvements in accordance with the Lease.

        c.     Retainage.    The Landlord shall retain at least 10% of the total amount payable to the Contractor under the general contract between the Landlord and the Contractor for the construction of the Landlord Improvements, until all of the following conditions are satisfied: (A) the Landlord Improvements, including all punchlist items have been completed, (B) a certificate of occupancy and a final, approved inspection by the applicable building department of all Landlord Improvement work has been delivered to the Tenant, and (C), copies of lien releases complying with California Civil Code Section 3262 have been delivered to the Tenant.

        d.     Repayment and Interest.    The Landlord shall repay the Advances to the Tenant as set forth in this Amendment. Interest shall accrue on each Advance at the rate of nine percent (9%) per annum from the date of the Advance until repaid. For purposes of simplicity, provided all Advances are advanced on the Advance Dates described above, Landlord and Tenant agree that no interest shall accrue on the Advances until October 1, 2001, at which time interest shall commence to accrue on the full $2,000,000 of the Advances. If the Advances are not all made on such Advance Dates the interest shall be calculated from the actual date of the Advance. The total amount of the Advances made by the Tenant plus the interest accrued thereon from time to time, less the amount of any repayments thereof actually received by the Tenant in accordance with this Amendment and less the amount of any rent offsets actually realized by the Tenant as herein permitted are herein referred to as the "Outstanding Advances."

        e.     Ownership of Landlord Improvements.    Until such time as the Outstanding Advances have been repaid in full, Lessee shall own all of the right, title, insurable interests, and other interests in the Landlord Improvements. Upon repayment in full of the Outstanding Advances in accordance with this Amendment, title to the Landlord Improvements will automatically pass to the Landlord and the same shall thereupon become part of the Premises leased to the Tenant. Without limiting the foregoing, upon request following repayment of the Outstanding Advances, Tenant shall execute a bill or sale and such other documentation as the Landlord shall reasonably request to document the transfer of title to the Landlord Improvements to the Landlord.

        f.      Insurance.    Prior to the first Advance, Landlord shall cause Contractor to obtain, and deliver to Tenant evidence of, a policy of builder's risk, course of construction insurance, with coverage for fire and such other perils (including without limitation earthquake) as the Tenant shall reasonably request, insuring the Landlord and Tenant for the full replacement value of the Premises, including the

Landlord Improvements in a form and with insuring clauses reasonably approved by the Tenant in writing ("Builder's Risk Policy"). The cost of the Builder's Risk Policy shall be included as a cost of the Landlord Improvements. Prior to the Commencement Date, Landlord shall obtain and delivery to Tenant evidence a policy of all risk, extended coverage casualty insurance, with coverage for fire and such other perils (including without limitation earthquake) as the Tenant shall reasonably request, insuring the Premises, including the Landlord Improvements, for the full replacement value ("Casualty Policy"). Until the Outstanding Advances have been repaid in full, Tenant shall be named as a "loss payee" on the Casualty Policy in the amount of $2,000,000. Any amounts paid under such insurance to Tenant shall reduce the Outstanding Advances, and Tenant shall return any excess of the insurance paid above the Outstanding Advances to Landlord. Landlord shall maintain the Building's Risk Policy in force until the Casualty Policy becomes effective and shall maintain the Casualty Policy at all times during the Term. The cost of the Casualty Policy shall be a Common Area Operating Cost.

        g.     Rent Abatement.    From the Rent Commencement Date, Monthly Rent shall be abated to $15,606 per month until the earlier of the following: (i) September 30, 2002, or (ii) the date the Advances have been repaid in full. If the Advances have not been repaid in full by September 30, 2002, Monthly Rent shall be completely abated until such time as the Advances have been repaid in full. Any and all amounts of the Monthly Rent so abated pursuant to this Paragraph 1.g and all other payments received by the Tenant from Landlord in payment of the Advances shall reduce the total amount of the Advances owing by Landlord to Tenant as follows: first, to accrued interest on the Advances, and thereafter, to reduce the principal amount of the Advances. Interest shall accrue only on those portions of the Advances, which have not been repaid. All other amounts owing under the Lease by Tenant to Landlord shall continue unaffected by this Amendment.

        h.     Repayment of Advances; Casualty or Condemnation.    If the Premises, or any portion thereof, is damaged by any peril or the Premises, or any portion thereof, is taken by condemnation or a deed in lieu thereof, then so long as there are any Outstanding Advances the following shall occur: Tenant shall receive, from the first monies which would otherwise be received and retained by the Landlord from the Builder's Risk Policy, the Casualty Policy, the condemnation, or otherwise with respect to the loss, an amount equal to the Outstanding Advances as of the date of the distribution of such monies to the Tenant, which distribution shall be applied as a payment on account of the amounts owing by the Landlord to the Tenant for the Advances. If for any reason the Lease terminates (including, without limitation, a termination on account of a casualty, condemnation, Landlord default, and/or Tenant default) and on the date of the termination there are any Outstanding Advances, then Landlord shall pay to Tenant upon demand the amount of the Outstanding Advances. If the termination is caused by an event of default on the part of the Tenant, then the amount so owing by the Landlord to the Tenant may be offset against any damages owing by the Tenant to the Landlord as a consequence of the default.

        i.      Additional Contribution.    The second sentence of Paragraph 4.4 of the Lease is hereby replaced in its entirety with the following: "Upon Tenant's written request, Landlord will increase the Landlord Contribution by up to an additional $183,600 ("Additional Contribution") under the condition that Tenant shall contribute an amount equal to $3 per every $1 of the Additional Contribution to the cost of the Landlord Improvements, in which event the Monthly Rent as of the Commencement Date shall increase by the product of the Additional Contribution and .01435."

2.     MISCELLANEOUS.

        a.     Counterparts.    This Amendment may be executed in several counterparts and any and all such executed counterparts shall constitute a single agreement binding on each of the parties hereto, notwithstanding that each of the parties hereto is not a signatory to the original or to the same counterpart. Each party executing this Amendment on behalf of an entity warrants and represents that he/she has the full authority to execute this Amendment and this Amendment is a binding obligation of such party.

        b.     Continuation.    In the event of any inconsistency between this Amendment and the Lease, the provisions of this Amendment shall control. Except as amended hereby, the Lease shall remain in full force and effect.

        c.     Capitalized Terms.    All capitalized terms not specifically defined herein shall have the same meanings ascribed to them in the Lease.

Tenant:	Landlord:
Optimer Pharmaceuticals, Inc., a Delaware corporation	PMSI Sorrento, LLC, a California limited liability company, d/b/a Pacific Sorrento Technology Park
By:

Michael Chang, President and Chief Executive Officer	By:	Pacific Management Services, Inc., a California corporation (Manager)
By:
Andrew M. Kaplan, President

BUILDING LEASE
PACIFIC SORRENTO TECHNOLOGY PARK

        This Building Lease ("Lease") is dated as of May 1, 2001 ("Effective Date"), between Landlord and Tenant (as each is defined below), who agree as follows:

R E C I T A L S

        A.    Prior Lease.    Tenant currently leases certain premises commonly known as 10130 Sorrento Valley Road, Suite D, San Diego, California ("10130 Premises"), pursuant to that certain Building Lease Agreement dated June 1, 2000, as amended by that certain First Amendment of Lease dated February 1, 2001 (collectively, "10130 Lease").

        B.    New Lease.    Landlord and Tenant desire to enter into a new lease for the Premises (as defined below) under the following provisions and conditions. The 10130 Lease shall remain in full force and effect and unmodified by this Lease.

A G R E E M E N T

        1.    FUNDAMENTAL INFORMATION.

          1.1   "Landlord" is Pacific Sorrento Technology Park.

          1.2   "Tenant" is Optimer Pharmaceuticals, Inc., a Delaware corporation.

          1.3   "Original Term" shall commence on the Commencement Date and shall continue for ten (10) years thereafter.

          1.4   "Monthly Rent" shall be $45,900 per month, subject to adjustment pursuant to Paragraph 4.4 and Paragraph 5.2 below.

          1.5   "Commencement Date" shall be December 1, 2001.

          1.6   Landlord's address for notices:

      Sequoia Property Management
      P. O. Box 928170
      San Diego, CA 92192

      With a copy to:

      Pacific Sorrento Technology Park
      4365 Executive Drive, Suite 250
      San Diego, California 92121

          1.7   Tenant's address for notices: To the Premises.

          1.8   "Premises" are those outlined on Exhibit "A" consisting of approximately 18,360 rentable square feet, at 10110 Sorrento Valley Road, Suite C, San Diego, California, located in the business park commonly known as Pacific Sorrento Technology Park ("Project").

          1.9   "Tenant's Percentage" shall be the ratio of the rentable square footage of the Premises to the rentable square footage of the Project, as Landlord may determine.

          1.10 "Security Deposit" shall be an amount equal to six (6) months of Monthly Rent in cash upon the mutual execution of this Lease; provided, however, the Security Deposit shall be increased by an amount equal to six (6) additional months of Monthly Rent in the event that at any time during the term Tenant fails to provide quarterly financial statements prepared by a licensed certified public accountant in accordance with generally accepted accounting principals evidencing that Tenant's unencumbered cash and marketable securities reserves are in excess of $10,000,000.

          1.11 The specified use of the Premises is biotechnical research and for no other purpose.

          1.12 The Broker, representing both Tenant and Landlord, is Steven Bollert of Burnham Real Estate Services.

          1.13 "Rent Commencement Date" shall be the Commencement Date.

          1.14 Tenant shall be entitled without charge during the Term to seventy (70) non-reserved parking spaces (which shall include Tenant's pro rata share of non-reserved parking spaces in the parking facilities established by Landlord for visitor and handicapped parking) and three (3) reserved parking spaces.

          1.15 "Tenant Representative" shall be Michael Chang. Tenant agrees that Landlord can rely on any written notice or approval by the Tenant Representative as conclusively binding upon Tenant.

        2.    PREMISES.    Landlord leases the Premises to Tenant, and Tenant hereby leases the Premises from Landlord for the Original Term, subject to the provisions contained herein. Landlord reserves the right, exercisable without notice and without liability, to change the name and street address of the Project. Landlord makes no representations, express or implied, with respect to the legality, fitness, or desirability of the Premises for Tenant's intended use. Tenant shall conduct its own investigation to its satisfaction with respect to zoning, local codes and regulations, and other matters affecting Tenant's ability to use the Premises for Tenant's intended use.

        3.    TERM.

          3.1   Option to Extend.    Tenant, at its option, may extend the Original Term for two (2) separate and additional periods of five (5) years each (each, an "Extended Term"), subject to Paragraph 3.2 below. Each Extended Term shall be on the same terms and conditions (except for Monthly Rent and as otherwise provided herein) set forth in this Lease. The option to extend shall be exercised by Tenant giving written notice to Landlord at least 270 days but not greater than 360 days prior to the expiration of the Original Term; provided, however, Landlord shall endeavor to provide to Tenant at least thirty (30) days written notice with three hundred sixty (360) days prior to expiration of the Original Term. Upon such exercise, this Lease shall be deemed to be extended without the execution of any further instrument. "Term" shall refer to the Original Term of this Lease as so extended.

          3.2   Limitation on Exercise.    Notwithstanding the foregoing, Tenant's right to exercise an option for an Extended Term is expressly conditioned on each of the following:

            3.2.1     During the 360 day period ending on the last day Tenant might otherwise elect to extend pursuant to this Lease, Landlord shall not have given Tenant any notice of default under this Lease which has not been cured beyond any applicable cure period;

            3.2.2     During the Term ending on the last day Tenant might otherwise elect to extend pursuant to this Lease, Landlord shall not have given Tenant more than three (3) notices of default under this Lease; and

            3.2.3     At the time Tenant attempts to exercise an option to extend pursuant to this Lease, Tenant shall not be in default under this Lease, or if in default, shall not fail to cure such default after notice and expiration of the applicable cure period.

          3.3   Effect of Failure of Conditions.    If any of the foregoing conditions are not met, then any attempt by Tenant to exercise an option to extend hereunder shall, at the election of Landlord within ten (10) days after the date of Tenant's election, be null and void and this Lease shall terminate on the expiration of the then current Term. Further, if Tenant is in default beyond the applicable cure period on the date the Extended Term is to commence, at Landlord's election, within ten (10) days after the date of Tenant's election, the Extended Term shall not commence and this Lease shall terminate on the expiration of the Original Term.

          3.4   Rent During Extended Term.    The Monthly Rent during the first year of the Extended Term shall be the fair-market rent of the Premises as Tenant and Landlord shall reasonably agree, but in no event less than the Monthly Rent payable immediately prior to the Extended Term. If Landlord and Tenant are unable to establish the fair-market rent prior to thirty (30) days in advance of the commencement of the Extended Term, the fair-market rent shall be determined by a single MAI certified real estate appraiser ("Appraiser") jointly selected by Landlord and Tenant. If they cannot in good faith agree to a single Appraiser by commencement of the Extended Term, the fair-market value shall be determined by a majority of three Appraisers, one selected by Landlord, one selected by Tenant, and one selected by the two previously selected Appraisers. After commencement of the Extended Term, Landlord and Tenant each shall give notice of its selection of a Appraiser to the other party. If either Landlord or Tenant fails or refuses to select an Appraiser within fifteen (15) days after receipt of written notice of the other party's selection of an Appraiser, the fair-market rent shall be determined by the single Appraiser selected. The Appraiser (or Appraisers) shall determine the fair-market rent as soon as possible. If a majority of the three Appraisers are unable to agree upon the fair-market rent within thirty (30) days after the appointment of the first Appraiser, the fair-market rent shall be an amount equal to the average of the three values determined by the Appraisers, excluding any fair-market rent which is ten percent (10%) greater than or ten percent (10%) less than the middle value. As used herein, "fair-market rent" shall mean the price that a ready and willing tenant would pay as Monthly Rent to a ready and willing landlord if the Premises were offered for lease on the open market for a reasonable period of time and shall be the product of the fair-market monthly rental rate per rentable square foot multiplied by the rentable area of the Premises. The fair-market rent shall be determined by (a) the quality and prestige of the Premises, including all improvements to the Premises, (b) recent monthly rental rates for buildings of similar quality, size and location, (c) the duration of the term, and (d) the financial strength of the tenant and any guarantors. Landlord and Tenant each shall pay for the Appraiser so appointed by such party, with both Tenant and Landlord jointly paying for any jointly appointed Appraiser. Until such determination of the fair-market rent, Tenant shall continue to pay the Monthly Rent immediately payable prior to commencement of the Extended Term.

          3.5   Option To Expand.    Tenant shall have the first right to negotiate for the space adjacent to the Premises currently occupied by Q3DM, Inc. known as Suite B consisting of approximately 14,519 rentable square feet "Adjacent Premises" to the extent such space is vacated during the Term. Landlord shall offer such the Adjacent Premise to tenant at the then current market rate for a period co-terminus with the Term. Landlord shall not offer the Adjacent Premises to any other parties for thirty (30) business days while the parties mutually endeavor to agree to a lease arrangement. If Landlord and Tenant have not agreed in writing to the provisions for the lease of such Adjacent Premises within such thirty (30) business day period, the provisions of this Paragraph 3.5 shall be null and void. As part of such negotiation, Landlord shall have the right to review and approve of Tenant's then financial condition.

          3.6   Recapture by Landlord.    If Tenant and Landlord do not enter into a new Lease for Adjacent Premises pursuant to Paragraph 3.5 above, Landlord shall have the right to recapture the portion of the Premises described on Exhibit "A" of approximately 2,200 rentable square feet ("Recapture Space"). In such event, the Monthly Rent and Tenant's Percentage shall be reduced proportionately.

        4.    POSSESSION.

          4.1   Failure to Deliver.    If the Landlord, for any reason whatsoever, fails to deliver possession of the Premises to Tenant at the commencement of the Original Term, this Lease shall not be void or voidable, nor shall Landlord be held liable to Tenant for any loss or damage resulting therefrom, except that Monthly Rent and other charges under this Lease shall be abated until the Premises are delivered to Tenant.

          4.2   Early Possession.    Should Landlord, in its sole and absolute discretion, tender possession of the Premises to Tenant prior to commencement of the Original Term, such occupancy shall be subject to all of the provisions of this Lease. If Tenant or its contractor, employees, agents, or other licensees or invitees should otherwise enter, use, or occupy the premises, prior to commencement of the Original Term, such entering, occupancy and use shall be subject to all of the provisions of this Lease. To the greatest extent permitted by law, Tenant shall indemnify, defend and hold harmless Landlord and its agents, employees, and servants with regard to such early occupancy, except for Landlord's gross negligence or willful misconduct.

          4.3   Landlord Improvements.    Landlord will construct a laboratory build-out for the Premises ("Landlord Improvements") pursuant to plans submitted by Landlord to Tenant and reasonably approved by Tenant ("Plans"), which shall be consistent with the floor plan attached hereto as Exhibit "C." The Plans generally shall provide for the Landlord Improvements to be constructed in order to accommodate generally accepted generic biotechnical laboratory uses, except as Landlord may otherwise agree. Unless otherwise determined by Landlord, the Tenant Improvements shall include the construction of an energy efficient electronically controlled central HV/AC plant. Within five (5) days after the Effective Date, Tenant shall provide to Landlord for Landlord's review and approval the following: (i) a proposed detailed list of equipment for the Premises, with the make, model, and specifications, and (ii) a detailed chemical inventory, with all codes and classifications. Tenant shall provide to Landlord such other information as Landlord may reasonably request for construction of the Landlord Improvements within five (5) days after written request therefor. Tenant shall provide written notice of its disapproval of the Plans within five (5) days after the Plans have been submitted detailing its precise reasons for disapproval. The failure of Tenant to disapprove the Plans in writing within a five (5) day period shall be conclusively deemed Tenant's approval of the Plans. Landlord shall have its architect revise the Plans to remedy any reasonable objections of Tenant, and Tenant shall have an additional five (5) day period to review the revised Plans to reasonably determine if such objections were satisfied; provided, however, Tenant shall make no new objections to the Plans. If there are any reasonable objections not addressed by revised Plans, the review procedure shall be repeated until all Tenant's objections are reasonably satisfied. If Tenant has not fully approved the Plans within sixty (60) days after the date such plans were first submitted to Tenant hereunder, Landlord at its sole election may terminate this Lease. Tenant shall timely sign and submit to Landlord a Certificate of Approval of Tenant Improvement Plans in the form as shown in Exhibit "F" attached to this Lease and incorporated herein by this reference ("Certificate"). In the case where Tenant is deemed to have approved the Plans on account of Tenant's failure to timely respond following the delivery of the Plans, such approval shall be deemed to have been given in accordance with the terms of the Certificate. Tenant acknowledges that Landlord may reasonably change the Plans as required by Applicable Law or unforeseen circumstances.

          4.4   Landlord Contribution.    Landlord will contribute up to a maximum of $1,836,000 to complete the Landlord Improvements ("Landlord Contribution"). Upon Tenant's written request, Landlord will increase the Landlord Contribution by up to an additional $183,600 per rentable square foot of the Premises ("Additional Contribution") under the condition that Tenant shall contribute an amount equal to $3 per every $1 of the Additional Contribution to the cost of the Landlord Improvements, in which event the Monthly Rent as of the Commencement Date shall increase by the product of the Additional Contribution and .01435. For example, if the Additional Contribution is $50,000, the initial Monthly Rent shall be $46,617.50 [$45,900 + .01435 × $50,000]. All additional costs of the Landlord Improvements shall be paid by Tenant. Prior to commencement of the Landlord Improvements, Landlord may require Tenant to deposit with Landlord an additional sum equal to the difference of the estimated cost to complete the Landlord Improvements and the Landlord Contribution ("Tenant Improvement Deposit"). The cost of the Landlord Improvements shall include without limitation the following: (i) all architectural and engineering fees, (ii) all plan check, permit, and license fees, (iii) all costs of construction of the improvements, including testing and inspection costs, hoisting and trash removal costs, and reasonable contractors' fees and general conditions, (iv) the costs of changes in the structural components of the Premises when such costs are required by the Plans, (v) costs of changes in the Plans required by Applicable Law, (vi) costs incurred to install separate meters for the provision of utilities, (vii) the reasonable costs of Landlord's construction manager and other consultants, and (viii) Landlord's administrative fee equal to one and one quarter percent (1.25%) of all such costs. Tenant agrees that for tax reporting purposes, Landlord may allocate the Landlord Contribution in any lawful manner with regard to the Landlord Improvements.

          4.5   Condition of Premises.    The Plans shall create no responsibility or liability on the part of Landlord for the completeness of such plans or their design sufficiency; provided, however, Landlord shall warrant that as of the Commencement Date the Landlord Improvements will comply with all Applicable Law. Landlord shall have no obligation to Tenant for defects in design, workmanship, or materials of the Landlord Improvements, but shall use its reasonable best efforts to enforce the contractor's obligations therefore and shall, as appropriate under the terms of this Lease, assign to Tenant any manufacturer's warranties with respect to the Landlord Improvements. The Landlord Improvements shall be deemed substantially completed on the date on which Landlord delivers to Tenant either (a) an occupancy permit (permanent or temporary) from the governmental agency responsible for issuing the same, or (b) a certification from Landlord's architect or construction manager stating that the Premises are substantially complete and ready for occupancy in accordance with the Plans reasonably acceptable to Tenant ("Certification"), or that any remaining work fully described by the architect or construction manager on a "punch list" thereafter to be completed by the Landlord's contractor will not substantially adversely affect Tenant's ability to occupy the Premises. Tenant shall approve or reasonably disapprove the Certification within two business days after submittal to Tenant. Tenant's failure to reasonably object within such two business day period shall be conclusively deemed approval of the Certification and Premises by Tenant. Except for the punchlist, Tenant agrees, that by taking possession of the Premises, it acknowledges that it has inspected the Premises, that they are in good condition, and that it accepts the Premises in their then current condition, TENANT HEREBY WAIVES ALL WARRANTIES, EXPRESS OR IMPLIED, REGARDING THE CONDITION AND USE 0F THE PREMISES, INCLUDING, BUT NOT LIMITED TO ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. Landlord shall assign to Tenant any warranties for the Premises from Landlord's contractor, to the extent such are assignable.

          4.6   Tenant Delays.    As soon as reasonably practical, Landlord shall submit to Tenant a schedule for construction of the Landlord Improvements in the form of Exhibit "D" attached hereto. In the event that any action of Tenant, its agents, employees, invitees, or contractors unreasonably causes any delay in completion of the improvements to be completed by Landlord hereunder, Tenant shall be obligated to pay to Landlord the amount of Monthly Rent and additional rent which would be payable hereunder without such delay for the number of days caused by such actions.

          4.7   Tenant's Certificate.    Following the Commencement Date, Tenant shall execute, acknowledge and deliver to Landlord a tenant's certificate in the form of Exhibit "G" ("Tenant's Certificate"), within thirty (30) days of Tenant's receipt of the Tenant's Certificate from Landlord setting forth among other things the Commencement Date and the termination date of this Lease. Notwithstanding the foregoing, Tenant's failure to execute the Tenant's Certificate shall not affect Landlord's determination of the Commencement Date in accordance with the provisions of this Lease. Failure of the Tenant to execute and deliver the Tenant's Certificate in the form prepared by Landlord, with such corrections or additions as may be required, shall constitute an acceptance of the Premises and acknowledgement by Tenant that the statements included in the Tenant's Certificate are true and correct without exception.

        5.    RENT.

          5.1   Payment of Monthly Rent.    During the Term, Tenant shall pay to Landlord the Monthly Rent, in advance, without offset, deduction, prior notice, or demand, and subject to adjustment Pursuant to Paragraph 5.2, on or before the first day of each month during the Term. Monthly Rent for any period during the Term which is for less than one month shall be prorated based upon a thirty (30) day month. Notwithstanding the foregoing, Tenant shall pay to Landlord the Monthly Rent due and payable for the first full calendar month of the Term upon execution of this Lease. If the Rent Commencement Date is not on the first day of a calendar month, then Tenant shall be credited with such excess payment which shall be applied to the Monthly Rent for the second month of the Term. All Monthly Rent payable hereunder shall be paid to Landlord, without deduction or offset, in lawful money of the United States of America which shall be legal tender at the time of payment at Landlord's address for notice or to such other person or at such other place as Landlord may from time to time designate in writing.

          5.2   Adjustment of Monthly Rent.    The Monthly Rent shall be increased by three and one-half percent (3.5%) above the Monthly Rent payable immediately prior to such adjustment effective as of the first day of the month each twelve (12) months of the Term, including the Extended Term, commencing twelve (12) months after the Commencement Date.

          5.3   Additional Rent.    In addition to the Monthly Rent, Tenant shall pay Tenant's Percentage of the Common Area Operating Expenses, as provided in Paragraph 6 below. All amounts which Tenant is required to pay or discharge pursuant to this Lease in addition to Monthly Rent, including, but not limited to all sums owed by Tenant to Landlord or paid to third parties by Landlord on behalf of Tenant, together with every fine, penalty, interest and cost which may be added for non-payment or late payment under this Lease or pursuant to applicable law, shall constitute additional rent. Additional rent shall be paid directly to Landlord at the address specified herein, or at such other place, as Landlord may designate, in writing. If Tenant fails to pay or discharge any additional rent, Landlord shall have all rights, powers and remedies provided herein or by law as in the case of non-payment of Monthly Rent.

        6.    COMMON AREA OPERATING EXPENSES

          6.1   Common Area Operating Expenses.    For purposes hereof:

            6.1.1     "Lease Year" means calendar year during the Term.

            6.1.2     "Common Area Operating Expenses" means and includes all costs of owning, operating and maintaining of the Project and the land on which it is located and including, without limitation, the following costs in Landlord's reasonable business judgment:

              6.1.2.1     Property tax costs consisting of real, possessory interest and personal property taxes, and general and special assessments imposed by any governmental authority or agency, any non-progressive tax on or measured by gross rentals, or any other costs levied, assessed or imposed by, or at the direction of, or resulting from statutes or regulations, or interpretations thereof, promulgated by any federal, state, regional, municipal or local government authority in connection with the use of occupancy or the Project, and any expenses, including cost of attorneys or experts, reasonably incurred by Landlord in seeking reduction by the taxing authority of the above referenced taxes, less tax refunds obtained as a result of an application for review thereof;

              6.1.2.2     Operating costs consisting of costs incurred by Landlord in maintaining and operating the Project and the parking facilities including (without limiting the generality of the foregoing) the following: cost of maintaining and operating the common areas and the parking facilities of the Project including, without limitation, lobbies, restrooms, elevators, stairways, passageways, hallways, walkways, gardens, waterfalls, waterways, roof, sidewalks and grounds; the cost of supplying all utilities to the common areas, the cost of operating, maintaining, repairing, renovating, complying with conservation measures in connection with, the managing such utility systems, mechanical systems, sanitary and storm drainage systems, and any escalator and(or) elevator systems, and the cost of supplies, equipment and maintenance and service contracts in connection therewith; casualty and liability and such other insurance as Landlord may deem appropriate (including such endorsements as Landlord may elect to obtain); the cost of licenses, certificates, permits and inspections and the cost of contesting the validity or applicability of any governmental enactments which may affect Common Area Operating Expenses, and the costs incurred in connection with the implementation and operation of a transportation system management program or similar program; the cost of parking area repair, restoration, and maintenance, including, but not limited to, resurfacing, repainting, re-striping, and cleaning; fees, charges and other costs, including consulting fees, legal fees and accounting fees, of all contractors engaged by Landlord or otherwise reasonably incurred by Landlord in connection with the management, operation, maintenance and repair of the Premises and Project; payments under any easement, license, operating agreement, reciprocal easement agreement, declaration, covenant, underlying or ground lease (excluding rent); the cost of alarm and security service, exterior window cleaning, trash removal, replacement of wall and floor coverings, ceiling tiles and fixtures in lobbies, corridors, restrooms and other common or public areas or facilities, maintenance and replacement of curbs and walkways, and repairs to roofs; and cost of reasonable and customary property management services (which may be performed by an affiliate of Landlord), the fair rental value of the Project office and the cost of compensation (including employment taxes and fringe benefits) of all persons who perform duties connected with the management, operation, maintenance and repair of the Project and the parking facilities including, without limitation, engineers, janitors, foremen, floor waxes, window washers, watchmen and gardeners; and

              6.1.2.3     Amortization or depreciation of such items or improvements of the Project as Landlord may have installed for the purpose of (i) reducing costs, (ii) compliance with governmental rules or regulations promulgated after completion of the Project, or (iii) efficient operation of the Project; provided, however, Tenant shall not be required to pay, as a Common Area Operating Expense, for both the replacement of any item and for the amortization or depreciation of such item. Capital improvements shall be amortized over their estimated useful life.

          6.2   Payment of Common Area Operating Expenses.    Landlord shall furnish Tenant a statement showing, in reasonable detail, an estimate of the Common Area Operating Expenses for the current year ("Landlord's Estimate"). Commencing as of the Commencement Date, Tenant shall pay an amount equal to one-twelfth (1/12) of Tenant's Percentage of Landlord's Estimate for the current year. Landlord shall, as soon as reasonably possible after each calendar year, deliver to

  Tenant a statement showing in reasonable detail, the actual Common Area Operating Expenses for the previous year, along with a calculation of Tenant's Percentage of the amount, if any, by which the actual Common Area Operating Expenses exceed the Landlord's Estimate. If Tenant's obligation for Common Area Operating Expenses for the prior year exceeds the amount of estimated payments made by Tenant during such prior year, Tenant shall pay Landlord the amount of such excess within thirty (30) days after Landlord submits a statement of the amount due. If Tenant's obligation for Common Area Operating Expenses for any year is less than the amount paid by Tenant therefore during such year, the amount of such overpayment at the election of Tenant shall be credited against monthly installments of Common Area Operating Expenses and/or Monthly Rent next coming due or refunded to Tenant. If any such overpayment remains unreimbursed at the termination of Lease, Landlord shall apply such amount to any amounts which may be owing by Tenant to Landlord, and the remainder shall be promptly refunded to Tenant. If this Lease commences or terminates on any day other than January 1st, any additional payment or credit for any initial or final partial year shall be determined by prorating such amount according to a 360 day year.

          6.3   Additional Costs Caused by Tenant.    If Tenant or its employees, agents, guests, or invitees cause Landlord to incur costs of any kind in excess of standard routine maintenance and upkeep of the Common Areas or the parking facilities, Landlord may require Tenant to pay such costs directly to Landlord. If Landlord receives an insurance recovery with respect to any such cost then Tenant shall pay to Landlord the amount of any deductible, along with the amount, if any, by which the actual cost exceeds the insurance proceeds immediately upon written demand by Landlord. Certain types of Tenant improvements will increase the cost of maintenance and upkeep of the Premises to be incurred by Landlord (e.g., light fixtures which use unusually expensive bulbs or short-life bulbs, equipment requiring periodic maintenance not generally supplied by Landlord to its Tenants, equipment with unusual security needs, etc.). Tenant shall reimburse Landlord for any such increased costs, at such time or times as may be requested by Landlord. In addition, Landlord may at any time, at its option, cease performance of any such items of maintenance or upkeep of the Premises. Amounts collected from tenant or other tenants shall not be charged back to Tenant as a Common Area Operating Expense.

          6.4   Costs Attributable to Particular Building.    Any Common Area Operating Expenses and real property taxes that are specifically attributable to the building in which the Premises is a part ("Building") or to any other building in the Project or to the operation, repair and maintenance thereof shall be allocated entirely to the Building or to such other building as the case may be. However, any Common Area Operating Expenses and taxes that are not specifically attributable to the Building or to any other building or to the operation, repair and maintenance thereof, shall be equitably allocated by Landlord to all buildings in the Project.

          6.5   Common Areas.    Tenant shall have the non-exclusive right to use in common with other tenants in the Project, and subject to the provisions contained herein, those portions of the Project which are provided, from time to time, for use in common by Landlord, Tenant and any other tenants of the Project (such areas, together with such other portions of the Project so designated by Landlord, in its sole discretion, are collectively referred to herein as the "common areas"). The common areas may include a park or other facilities open to the general public and sidewalks, walkways, parkways, driveways and landscape areas located within and appurtenant to the Project. However, Landlord makes no representation that any such common areas, whether or not such common areas are available as of the date of this Lease, shall be available throughout the Term. The manner in which the common areas are maintained and operated, and all services in connection therewith, shall be at the sole discretion of Landlord. Landlord reserves the right from time to time without notice to Tenant (i) to close temporarily any of the common areas; (ii) to make changes to the common areas, including without limitation, changes in the location, size, shape and number of street entrances, driveways, passageways, stairways, direction of traffic, landscaped areas, loading and unloading areas, and walkways; (iii) to add additional buildings and improvements to the common areas; (iv) to reasonably designate land outside the Project to be part of the Project, and in connection with the improvement of such land to add additional buildings and common areas to the Project; (v) to delete from the Project any of the land and/or improvements currently located therein; (vi) to use the common areas while engaged in making additional improvements, repairs or alterations to the Project; and (vii) to do and perform such other acts and make such changes in, to or with respect to the Project and/or common areas as Landlord may deem to be appropriate. Furthermore, the inclusion of any item under Paragraph 6.1 as a possible cost as a Common Area Operating Expense shall not create an obligation of Landlord to conduct any maintenance, repair, or replacement in connection with such cost, unless Landlord expressly has such obligation otherwise under this Lease.

        7.    SECURITY DEPOSIT.

          7.1   Payment of Security Deposit.    Concurrently with the execution of the Lease, Tenant shall deliver to Landlord the Security Deposit. This amount shall be held by Landlord for the faithful performance of all of the provisions and conditions of this Lease to be kept and performed by Tenant hereunder. Landlord's obligation with respect to the Security Deposit is that of a debtor and not as a trustee. The Security Deposit may be commingled with rental receipts or other funds of Landlord or dissipated entirely, and no interest shall accrue thereon.

          7.2   Use of Security Deposit.    If Tenant defaults with respect to the payment of Monthly Rent or any other covenant contained herein, Landlord may use or retain all or any part of the Security Deposit for the payment of any Monthly Rent or any other sum in default, or for the payment of any amount which Landlord may spend or become obligated to spend by reason of Tenant's default Landlord may also apply the Security Deposit toward costs incurred to repair damages to the Premises or to clean the Premises upon termination of this Lease. If any portion of the Security Deposit is so applied or used, Tenant shall, within ten (10) business days after written notice thereof, deposit an additional amount with Landlord sufficient to restore the Security Deposit to the amount set forth above, and Tenant's failure to do so shall constitute a default of this Lease.

        8.    TENANT'S PROPERTY TAXES.    Tenant shall pay, before delinquency, all taxes levied against, imposed upon, measured by, or resulting from or with respect to (a) any personal property or trade fixtures placed by Tenant in or about the Premises; (b) any improvements to the Premises in excess of Project standard improvements, whether, owned by Landlord or Tenant; (c) the possession, lease, operation, management, maintenance, alteration, improvement, repair, use or occupancy of the Premises or any portion thereof, (d) this transaction or any document to which Tenant is a party creating or transferring any interest or estate in the Premises; and (e) the cost and expenses of contesting the amount or validity of any of the foregoing taxes. If any such taxes are levied against Landlord or Landlord's property, and if Landlord pays the same, which Landlord shall have the right but not the obligation to do regardless of the validity of such levy, Tenant shall, immediately upon demand, repay to Landlord the taxes so levied against Landlord.

        9.    USE.    Tenant shall use the Premises only for the specified use set forth in Paragraph 1.11, above, and shall not use or permit the Premises to be used for any other purpose. Tenant shall not do or permit anything to be done in or about the Premises nor bring or keep anything therein which will in any way increase the existing rate of or affect any fire or other insurance upon the building or any of its contents or cause cancellation of any insurance policy covering said Project or any part thereof or any of its contents. Tenant shall not do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of other tenants or occupants of the Project, or injure or annoy them, or use or allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose; nor shall Tenant cause, maintain, or permit any nuisance in, on, or about the Premises. Tenant shall not commit or suffer to be committed any waste in or upon the Premises.

        10.    COMPLIANCE WITH LAW.    Tenant shall not use the Premises or permit anything to be done in or about the Premises which will in any way conflict with any laws, statutes, ordinances, or government rules, regulations, requirements or matters of record now in force or which may hereafter be enacted or promulgated or recorded against the Project (collectively, "Applicable Law"). Tenant shall, at its sole cost and expense, promptly comply with all Applicable Law, and with the requirements of any board of fire insurance underwriters or other similar bodies now or hereafter constituted relating to or affecting the condition, use, or occupancy of the Premises. The judgment of any court of competent jurisdiction or the admission of Tenant in any action against Tenant, whether Landlord be a party thereto or not, that Tenant has violated any Applicable Law shall be conclusive of that fact as between Landlord and Tenant

        11.    ALTERATIONS AND ADDITIONS.

          11.1 No Alterations Without Landlord's Consent.    Tenant shall not make or suffer to be made any alterations, additions or improvements to or on the Premise or any part thereof without the prior written consent of Landlord, which may be granted or denied in Landlord's sole discretion. Any alterations, additions or improvements to or on the Premises or any part thereof, including, but not limited to, wall covering, paneling, built-in cabinet work, and fixtures, and excepting only moveable furniture and equipment not attached to the Premises, or if attached, which can be removed without material damage to the Premises, shall, upon the expiration of the Term, become part of the realty, become the property of Landlord, and shall be, surrendered with the Premises whether paid for by Landlord or Tenant. In the event Landlord consents to the making of any alterations, additions or improvements to or on the Premises or any part thereof by Tenant, the same shall be made at Tenant's sole cost and expense. Any provision of this Lease to the contrary notwithstanding, Tenant shall have no right to remove any of the following items: (i) any power wiring or power panels or electrical distribution; lighting or lighting fixtures; security or fire protection systems; communication systems; computer or fiber optic distribution; plumbing systems; air distribution; wall coverings; drapes, blinds or other window coverings; carpets or other floor coverings; heaters, air conditioners or any other heating or air conditioning equipment; or other similar building operating equipment and decorations; (ii) any alteration, addition or improvement if Tenant is in default under this Lease; or (iii) any item of the Landlord Improvements.

          11.2 Removal at Termination.    Upon the expiration or sooner termination of the Term and upon written demand by Landlord, Tenant shall, forthwith and with all due diligence, at Tenants sole cost and expense, remove any alterations, additions or improvements made by Tenant and requested by Landlord to be removed and repair any damage to the Premises caused by such removal. Upon termination of this Lease, Tenant shall grant to Landlord a right of first refusal with regard to any moveable equipment or furniture not attached to the Premises which Tenant intends to sell to any third party.

          11.3 Compliance With Regulations.    Tenant acknowledges that any alteration or improvement to the Premises which Tenant desires to undertake from time to time, may trigger additional requirements to improve, alter, or modify the Premises or the Project pursuant to the Federal Americans with Disabilities Act or other Applicable Law Tenant shall be responsible for the cost of any and all improvements, alterations, or modification of the Project or Premises which may be required due to alterations or improvements which Tenant has elected to undertake within the Premises, including without limitation "path of travel" or other common area upgrades which may be required by Applicable Law. Landlord may condition its consent to any alterations or improvements on the presentation by Tenant of reasonable evidence of financial ability to complete all work as may be required by law. In addition, Landlord may withhold its consent to any proposed alterations or improvements if the anticipated work to be required outside the Premises may cause inconvenience to the Project or its tenants during construction.

          11.4 Security Interest.    In the event Tenant defaults under this Lease, as additional security for the faithful performance by Tenant of all the terms, covenants, and conditions of this Lease by said Tenant to be kept and performed during the term hereof, Tenant as "debtor" hereby grants without further action to Landlord as "creditor" a security interest in the Security Deposit and all its trade fixtures, machinery, equipment, furniture, furnishings, and the proceeds therefrom presently owned by Tenant and located at the Premises and all after acquired property of the same class and description. Upon the default in the performance of any of the obligations of Tenant as provided in this Lease, Landlord shall immediately have the remedies of a secured party under the Uniform Commercial Code. For the purposes of the Uniform Commercial Code, Tenant as debtor, and Landlord, as creditor, have the last respective addresses set forth on the first page of this Lease.

        12.    REPAIRS.

          12.1 Maintenance by Tenant.    Tenant shall, at Tenant's sole cost and expense, keep in good condition, maintenance and repair, and shall promptly replace when and as necessary, the Premises and every part thereof, including without limitation, the store front, doors, entrances, vestibules, window casements and glass, showcases, skylights, glazing, heating and air conditioning system (both within or dedicated for the exclusive use of the Premises), plumbing pipes, electrical, wiring and conduits, damage thereto by fire, earthquake or other casualty, act of God, or the elements excepted. In addition, Tenant agrees to sweep and clean and remove all dirt and debris from the sidewalks and service areas adjacent to the Premises on a regular basis, as frequently as necessary to keep such areas in a clean and sightly condition, but no less frequently than once a day. If Tenant does not maintain the Premises as required hereunder promptly and adequately, Landlord may, but need not, do so and Tenant shall upon demand pay Landlord's cost therefore. Tenant hereby waives all right to make repairs at the expense of Landlord as provided under any law, statute, ordinance now or hereafter in effect. Tenant shall, upon the expiration or sooner termination of this Lease, surrender the Premises to Landlord in the same condition as when received, broom clean, ordinary wear and tear excepted.

          12.2 Maintenance by Landlord.    Landlord shall repair and maintain the structural portions of the Project unless the need for such maintenance and repairs are caused in part or in whole by the act, neglect, fault or omission of any duty by the Tenant, its agents, servants, employees or invitees, in which case Tenant shall pay to Landlord the reasonable cost of such maintenance and repairs. Landlord shall not be liable for any failure to make any such repairs or to perform any maintenance unless such failure shall persist for an unreasonable time after written notice of the need of such repairs or maintenance is given to Landlord by Tenant. Landlord shall continuously maintain a service contract for the maintenance and repair of the heating and air conditioning system, the expense for which shall be paid by Tenant. There shall be no abatement of Monthly Rent and no liability of Landlord by reason of any injury to or interference with Tenant's business arising from the making of any repairs, alterations, or improvements in or to any portion of the Project or the Premises or in or to fixtures, appurtenances, and equipment therein, except for Landlord's gross negligence or willful misconduct. Tenant waives the right to make repairs at Landlord's expense under any law, statute, or ordinance now or hereafter in effect. All costs incurred by Landlord under this Paragraph 12.2 shall be a Common Area Operating Expense.

        13.    LIENS.    Tenant shall keep the Premises and the property in which the Premises are situated free from any liens arising out of any work performed, materials furnished, or obligations incurred by Tenant. Landlord may require, at Landlord's sole option, that Tenant provide to Landlord, at Tenant's sole cost and expense, a lien and completion bond in an amount equal to one and one-half times the estimated cost of any improvements, additions, or alterations to be made to the Premises (but not with regard to the Landlord Improvements), to insure Landlord against any liability for mechanics' and materialmen's liens, and to insure completion of the work.

        14.    ASSIGNMENT AND SUBLETTING.

          14.1 Restriction on Assignment and Subletting.    Tenant shall neither voluntarily nor by operation of law assign, sell, encumber, pledge, or otherwise transfer all or any part of Tenant's leasehold estate hereunder, or permit any other person (excepting Tenant's agents and employees) to occupy the Premises or any portion thereof, without Landlord's prior written consent which consent shall not be unreasonably withheld. Any assignment or other transfer or subletting proposed by Tenant shall be subject in each instance to the recapture option of Landlord set forth in Paragraph 14.3 below. Landlord's consent shall be based upon (i) a determination that the same type, class, nature, and quality of business, services, management and financial soundness of ownership shall exist after such assignment or subletting, and (ii) that each and every covenant, condition, and obligation imposed upon Tenant by this Lease and each and every right, remedy and benefit afforded Landlord by this Lease and the underlying purpose of this Lease is not thereby impaired or diminished. The reasonable determination by Landlord as to whether consent will be granted in any specific instance may be based on, without limitation, the following factors: (a) whether the transferee's use of the Premises will be compatible with the provisions of the Lease and the operation of the Project as a whole; (b) the extent to which the transferee will compete with other existing tenants of the Project; (c) the financial capacity of the transferee; (d) the business reputation of the transferee; (e) the transferee's intended use of the common areas and facilities; (f) the quality of the business operations of the transferee; (g) the business experience of the proposed transferee; (h) whether the transferees business is likely to increase the risk of waste disposal or other environmental problems; and (i) whether the intended transferee is currently a tenant in the Project or is currently negotiating with Landlord for the occupancy of other space within the Project. This list of factors is not intended to be exclusive, and Landlord may rely on such other reasonable bases for judgment as may apply from time to time. Landlord shall not at any time be required to consent to any assignment, subletting, or other transfer to any party who is or was immediately prior to the transfer a tenant in the Project. Consent by Landlord to one or more assignments of this Lease or to one or more sublettings of the Premises shall not constitute a waiver of Landlord's right to require consent to any future assignment, subletting, or other transfer. If Tenant is a corporation, unincorporated association, partnership, or limited liability company, the transfer, assignment, or hypothecation of any stock or interest in such corporation, association or partnership in the aggregate in excess of forty-nine percent (49%) of all outstanding stock or interests, or liquidation thereof, shall be deemed an assignment within the meaning and provisions of this paragraph. The foregoing sentence shall not apply to any corporation or partnership which is a reporting company under the Securities Exchange Act of 1934. Tenant shall reimburse Landlord for Landlord's reasonable costs and attorney's fee incurred in conjunction with the processing and documentation of any required consent to assignment, subletting, transfer, change of ownership, or hypothecation of this Lease or Tenant's interest in and to the Premises.

          14.2 Landlord's Approval.    If Tenant desires at any time to assign this Lease or to sublet the Premises or any portion thereof, it shall first notify Landlord of its desire to do so and shall submit in writing to Landlord (i) the name and legal composition of the proposed subtenant or assignee; (ii) the nature of the proposed subtenant's or assignee's business to be carried out in the Premises; (iii) the terms and provisions of the proposed sublease or assignment and all transfer documents relating to the proposed transfer; and (iv) such reasonable business and financial information as Landlord may request concerning the proposed subtenant or assignee. Any request for Landlord's approval of a sublease or assignment shall be accompanied with a check in such reasonable amount as Landlord shall advise for the cost of review and preparation, including reasonable attorney's fees, of any documents relating to such proposed transfer. The provision and conditions of any proposed sublease or assignment must not be inconsistent with any provision of this Lease, and must address all matters contained in this Lease. In addition, the transferee must expressly assume all of the obligations of Tenant under this Lease. Notwithstanding the assumption of the obligations of this Lease by the transferee, no subletting or assignment, even with the consent, of Landlord, shall relieve Tenant of its continuing obligation to pay the Monthly Rent and perform all the other obligations to be performed by Tenant hereunder. The obligations and liability of Tenant hereunder shall continue notwithstanding the fact that Landlord may accept Monthly Rent and other performance from the transferee. The acceptance of Monthly Rent by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision of this Lease or to be a consent to any assignment or subletting.

          14.3 Election of Landlord.    If Landlord notifies Tenant in writing of its consent to the proposed sublease or assignment, then Tenant may thereafter within ninety (90) days after receipt of Landlord's written consent enter into a valid assignment or sublease of the Premises or portion thereof, to the party and upon the terms and conditions described in the information required to be furnished by Tenant to Landlord pursuant to Paragraph 14.2 above. If Landlord takes no action within the thirty (30) day period, consent to the proposed assignment or sublease shall be deemed withheld.

          14.4 Restrictions on Tenant.    In no event shall Tenant display on or about the Premises or the Project any signs for the purpose of advertising the Premises for assignment, subletting or transfer rights. In the event of any assignment or subletting pursuant to the terms hereof, Tenant shall not collect more than two months Monthly Rent at any time in advance, and Tenant shall not collect a security deposit in excess of the Monthly Rent then payable by Tenant to Landlord hereunder. Fifty percent (50%) of any consideration paid by the assignee or subtenant that exceeds the Monthly Rent then payable by Tenant to Landlord hereunder shall be due, owing and payable from Tenant to Landlord hereunder.

          14.5 Unauthorized Transfers Void.    Any sale, assignment, mortgage or transfer of this Lease or subletting which does not comply with the provisions of this Paragraph 14 shall be void and, at the option of Landlord, shall terminate this Lease.

          14.6 Limitation on Liability.    If Tenant requests consent to an assignment or sublease, and the Landlord refuses to give its consent, elects to terminate this Lease, or takes other action which is later determined by a court or arbitrator or mediator to be unreasonable or unlawful, Tenant's only remedy shall be specific enforcement of the right to assign or sublet, unless Landlord's actions were willful misconduct or grossly negligent; in no event shall Landlord be liable to any party for monetary damages in connection with its responses to requests for consent to assignment or subletting, unless Landlord's actions were willful misconduct or grossly negligent.

        15.    HOLD HARMLESS.

          15.1 Indemnification by Tenant.    Tenant shall indemnify, defend and hold harmless Landlord from and against any and all claims, demands, liability, loss, or damage, whether for injury to or death of persons or damage to real or personal property, arising out of or in connection with the Premises, Tenant's use or occupancy of the Premises, any activity, work, or other thing done, permitted, or suffered by Tenant in or about the Project, or arising from any reason or cause whatsoever in connection with the use or occupancy of the Premises by any party during the term of this Lease. This indemnification by Tenant shall include indemnity for the acts or omissions of Landlord and its agents, servants, and employees to the fullest extent allowed by law, except for gross negligence or willful misconduct of Landlord. Tenant shall further indemnify, defend, and hold harmless Landlord against and from any and all claims arising from any breach or default in the performance of any obligation on Tenant's part to be performed under the terms of this Lease or arising from any act or negligence of Tenant or any officer, agent, employee, guest, or invitee of

  Tenant, and from and against all costs, attorney's fees, expenses, and liabilities incurred as a result of any such claim, action or proceeding. Tenant upon notice from Landlord shall defend the same at Tenant's expense by counsel reasonably satisfactory to Landlord. Tenant, as a material part of the consideration to Landlord, hereby assumes all risk of damage to property or injury to persons in, upon, or about the Premises from any cause other than causes solely as a result of Landlord's negligent or intentional acts or omissions, and Tenant hereby waives all claims in respect thereof against Landlord. Tenant's obligation to indemnify under this paragraph shall include attorney's fees, investigation costs, and other reasonable costs, expenses, and liabilities incurred by Landlord. If the ability of Tenant to use the Premises or the Project is interrupted for any reason, Landlord shall not be liable to Tenant for any loss or damages occasioned by such loss of use, unless said interruption is solely as a result of Landlord's gross negligence or intentional misconduct.

          15.2 No Liability of Landlord.    Landlord or its agents shall not be liable for any damage to property entrusted to employees of the Project, nor for loss or damage to any property by theft or otherwise, nor for any injury to or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water, or rain which may leak from any part of the Project or from the pipes, appliances, or plumbing works therein or from the roof, street, or subsurface from any other place resulting from dampness or any other cause whatsoever, unless caused by or due to, the intentional acts or gross negligence of Landlord or its agents. Landlord, or its agents, shall not be liable for interference with the light or other incorporeal hereditament or loss of business by Tenant. Tenant shall give prompt notice to Landlord in case of fire or accidents in the Premises or in the Project or of defects therein or in the fixtures or equipment. Tenant assumes all responsibility for protection of the Premises, Tenant, its agents, customers, employees, and invitees, and their property from the acts of third parties.

        16.    SUBROGATION.    Neither Landlord nor Tenant shall be liable to the other or to any insurance company (by way of subrogation or otherwise) insuring the other party for any loss or damage to any building, structure or other tangible property, or any resulting loss of income, or losses under workers compensation laws and benefits, even though such loss or damage might have been occasioned by the negligence of such party, its agents, or employees if any such loss or damage is covered by insurance benefiting the part suffering such loss or damage. Landlord and Tenant hereby mutually release each other from liability and waive all right to recover against each other or against officers, employees, agents, guests, authorized assignees or subtenants, or representatives of each other for any loss or damage to any person or property caused by or resulting from risks insured against under any insurance policies carried by the parties; provided, however, this paragraph shall be inapplicable if it would have the effect, but only to the extent that it would have the effect, of invalidating any insurance coverage of Landlord or Tenant. The parties shall, to the extent available, cause each insurance policy obtained by it hereunder to provide a waiver of subrogation. To the extent applicable, the provisions of this paragraph shall apply notwithstanding any other provisions set forth in this Lease.

        17.    TENANT'S INSURANCE

          17.1 Premises Insurance.    Tenant shall procure and maintain in force at all times during the Term of this Lease a policy or policies of fire and extended coverage insurance (including vandalism, malicious mischief, and sprinkler leakage) with respect to its fixtures, personal property, any exterior signage affixed to the Project, and equipment located in the Premises to the extent of at least ninety percent (90%) of their insurance value. Tenant shall also procure and maintain plate glass coverage with respect to the Premises. During the Term of this Lease, the proceeds of any such policy or policies of insurance shall be used solely for the repair and replacement of the fixtures, personal property, any exterior signage affixed to the building, and equipment, or glass so insured. The amounts of such fire and extended coverage insurance shall be reasonably increased from time to time by Tenant, upon written demand from Landlord.

          17.2 Workers' Compensation Insurance.    Tenant shall procure and maintain at all times during the Term of the Lease Workers' Compensation Insurance. Tenant shall also procure and maintain at all times during the Term hereof Combined Single Limit Bodily Injury and Property Damage Insurance insuring Landlord and Tenant against any liability arising out of the use, occupancy, or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be in an amount not less than two million dollars ($2,000,000) per occurrence. The amount of such insurance shall be reasonably increased from time to time by Tenant, upon written demand from Landlord. This policy shall include broad form contractual liability and indemnity coverage which shall insure performance by Tenant of the indemnity and defense provisions in Paragraph 15 above. The limits of said insurance shall not, however, be construed to limit the liability of Tenant under this Lease.

          17.3 Other Insurance.    Tenant shall procure and maintain at all times during the Term of this Lease (i) business interruption insurance, (ii) personal injury insurance including coverage for employee liability, (iii) employer liability insurance, and (iv) during any period of alteration or construction by Tenant, builder's all risk insurance which must include completed operations coverage. Landlord may, from time to time, require Tenant to reasonably increase the limits of any insurance required to be maintained by Tenant.

          17.4 Insurance Requirements.    The deductible amounts, if any, with respect to insurance which Tenant is required to maintain hereunder shall not exceed five thousand dollars ($5,000) per claim or occurrence. The amount of the deductibles, if any, within this limitation shall be a business decision by Tenant; under no circumstances shall Landlord be required to reimburse Tenant for the amount of any deductible incurred by Tenant in connection with any insured event, even if the event resulting in the claim was caused or contributed to by Landlord or its agents, servants, or employees. All insurance which Tenant is required to maintain hereunder shall be on an occurrence basis and shall be with financially responsible insurance companies with a Best's rating of A:X or better and which companies shall be subject to the reasonable approval of Landlord. Within five days after the execution of this Lease Tenant shall notify Landlord in writing of the name of Tenant's insurer. Tenant shall deliver to Landlord prior to entry on the Premises by Tenant certificates of insurance evidencing the existence and amount of such insurance, and showing Landlord as a named insured; provided that in the event Tenant fails to procure and maintain such insurance, Landlord may (but not be required to) procure same at Tenant's expense. All policies shall include a "severability of interest" endorsement with respect to Landlord. No such policy shall be cancelable, or subject to reduction of coverage or other modification except after thirty (30) days prior written notice to Landlord by the insurer. Tenant shall, within twenty (20) days prior to the expiration of such policies furnish Landlord with renewals or binders or Landlord may order such insurance and charge the cost to Tenant, which amount shall be payable by Tenant upon demand. All such policies shall be written as primary policies, not contributing with and not in excess of coverage which Landlord may carry, and all policies shall include Tenant's employees as additional insureds. Tenant shall have the right to provide such insurance coverage pursuant to blanket policies obtained by Tenant provided that such blanket policies expressly afford coverage to the Premises and to Tenant as required by this Lease. Tenant shall, upon request from Landlord, immediately deliver to Landlord copies of all insurance policies (including the declarations pages) in effect with respect to Tenant's business and the Premises.

        18.    SERVICE AND UTILITIES

          18.1 Utilities Contracted by Tenant.    Tenant shall contract in its name and shall pay directly to the utility company, before delinquency, all utility deposits and fees including any present or future installation, hook-up, tap fees and/or service charges, together with any taxes thereon, for water, electricity, sewage, gas, telephone, and any other utility services supplied to the Premises. Tenant shall not install any equipment which will exceed or overload the capacity of existing utility facilities. If any equipment installed by Tenant shall require additional utility facilities, Tenant shall first obtain Landlord's written consent to such installation and such installation shall be at Tenant's expense. Notwithstanding the foregoing, Landlord shall have the right at any time and from time to time during the Term to require Tenant to contract for utility services with alternative service providers selected by Landlord, at Landlord's sole discretion, provided that such selection shall not increase Tenant's utility costs.

          18.2 Master Meter; Utilities Charge.    If any utility is not separately metered, or if Landlord elects at its sole option, to place one or more of the utilities serving the Premises on a master meter with other portions of the Project, Tenant shall pay monthly, in advance as additional rent, with payment of monthly installments of Monthly Rent, an amount ("Utilities Charge") to reimburse Landlord for the Utilities, if any furnished by Landlord to the Premises and for the repair, maintenance and replacement, if necessary, and reserves therefor, of the meters, pipes, conduits, equipment, components and facilities installed and/or maintained by Landlord and used to deliver such utilities to the Premises. Landlord shall initially estimate the amount of Utilities Charge payable by Tenant based on a typical store layout comparable to Tenant's proposed use of the Premises and shall thereafter adjust such estimate from time to time, as necessary, based on Landlord's experience and reasonably anticipated costs. The portion of Utilities Charge payable by Tenant for the cost of the utilities (as opposed to repair, maintenance, replacement and reserves) shall not exceed the cost which would have been incurred by Tenant, if Tenant had contracted directly for such utility service(s).

          18.3 Failure to Pay.    If any utility charges are not paid when due, Landlord may pay the same and any amount so paid by Landlord shall be immediately due and owing from Tenant to Landlord as additional rent. In the event any utilities are furnished by Landlord to the Premises and/or to any premises leased from Landlord or other tenants in the Project, Tenant shall pay Landlord upon demand, as additional rent an equitable share of the cost to Landlord of providing such utilities, as reasonably determined by Landlord. Landlord shall not be responsible in any manner for any interruption or failure of utility supply unless caused by Landlord's gross negligence or willful misconduct.

        19.    RULES AND REGULATIONS.    Tenant shall faithfully observe and comply with the rules and regulations that Landlord shall from time to time promulgate. The current rules and regulations for the Project are defined on Exhibit "B" attached hereto. Landlord reserves the right from time to time to make reasonable modifications to said rules and regulations. The additions and modifications to those rules and regulations shall be binding upon Tenant upon delivery of a copy of them to Tenant. Landlord shall not be responsible to Tenant for the nonperformance of any said rules and regulations by any other tenants or occupants.

        20.    HOLDING OVER.    If Tenant should remain in possession of the Premises (i) after the expiration of the Term of this Lease without executing a new lease, or (ii) after Landlord has declared a forfeiture by reason of a default by Tenant, then such holding over shall be construed as the sole option of Landlord as a tenancy at sufferance from month-to-month (requiring at least thirty (30) days' advance written notice from either party to the other prior to termination) subject to all the conditions, provisions and obligations of this Lease insofar as they are applicable to a month-to-month tenancy, except that the minimum Monthly Rent shall be one hundred fifty percent (150%) of the Monthly Rent last paid due, payable monthly in advance. Notwithstanding the foregoing in the event Tenant fails to vacate the Premises and fulfill all of its obligations hereunder at the end of the Term, Tenant shall be liable for all damages incurred by Landlord by reason of the latter's inability to deliver possession of the Premises or any portion thereof to any other person.

        21.    ENTRY BY LANDLORD.    Landlord reserves and shall at any and all times have the right to enter the Premises, inspect the same, to show said Premises to prospective purchasers or tenants, to post notices of non-responsibility, and to alter, improve, or repair the Premises and any portion of the Project of which the Premises are a part that Landlord may deem necessary or desirable without abatement of Monthly Rent and may for that purpose erect scaffolding and other necessary structures where reasonably required by the work to be performed, always providing that the entrance to the Premises shall not be blocked thereby, and further providing, that the business of Tenant shall not be interfered with unreasonably. Tenant hereby waives any claim for damages or for any injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises and other loss occasioned thereby. For each of the aforesaid purposes, Landlord shall at all times have and retain a key with which to unlock all of the doors in, upon, and about the Premises, excluding Tenant's vaults, safes, and files, and Landlord shall have the right to use any and all means which Landlord may deem proper to open said doors in an emergency in order to obtain entry to the Premises without liability to tenant except for any failure to exercise due care for Tenant's property. Any entry to the Premises obtained by Landlord by any of said means or otherwise, shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the Premises or an eviction of Tenant from the Premises or any portion thereof.

        22.    RECONSTRUCTION.

          22.1 Insured Loss.    In the event the Premises or the Project of which the Premises are a part are damaged by fire or other perils covered by extended coverage insurance, and the estimated cost of repairs is not in excess of available insurance proceeds, then Landlord shall forthwith repair the same and this Lease shall remain in full force and effect.

          22.2 Uninsured Loss.    In the event the Premises or the Project of which the Premises are a part are damaged as a result of any cause other than the perils covered by fire and extended coverage insurance, or the estimated cost of repairs is in excess of available insurance proceeds, then Landlord shall forthwith repair the same, provided the extent of the destruction is less than twenty percent (20%) of the then full replacement cost of the Premises (or if the damage is to the Project, and the extent of the destruction is less than twenty percent (20%) of the full replacement cost of the Project of which the Premises are a part). In the event the destruction of the Premises or Project is to the extent greater than or equal to twenty percent (20%) of the full replacement cost, then Landlord shall have the option to (1) repair or restore such damage, this Lease continuing in full force and effect, or (2) give notice to Tenant at any time within sixty (60) days after such damage terminating this Lease as of the date specified in such notice. In the event of giving such notice, this Lease shall expire and all interest of the Tenant in the Premises shall terminate on the date so specified in such notice and the Monthly Rent shall be paid up to date of said such termination.

          22.3 Damage Near End of Term.    Notwithstanding anything to the contrary contained in Paragraph 22, Landlord shall have no obligation whatsoever to repair, reconstruct or restore premises when the damage resulting from any casualty covered under this Paragraph 22 occurs during the last twelve (12) months of the Original Term or the Extended Term, as the case may be; provided, however, Tenant may nullify Landlord's termination of this Lease pursuant to this paragraph in the last twelve (12) months of the Original Term by exercising its option for the Extended Term within ten (10) days after receipt by Tenant of Landlord's notice to terminate under this paragraph, in which event this Lease shall continue in full force and effect. Tenant may terminate this Lease in the event Landlord does not elect to repair, reconstruct or restore the Premise during the last twelve (12) months of the Term.

          22.4 Limitations on Repair.    Landlord shall not be required to repair any injury or damage by fire or other cause or to make any repairs or replacements of any panels, decoration, fixtures, railings, floor covering, partitions or any other property installed in the Premises by Tenant. Tenant shall not be entitled to any compensation or damages from Landlord for loss of the use of the whole or any part of the Premises, Tenant's personal property, or any inconvenience or annoyance occasioned by such damage, repair, reconstruction, or restoration. For purposes of this paragraph, insurance proceeds shall not be considered to be "available" if payable to Landlord's lender and such lender will not release them for repairs.

        23.    DEFAULT.    The occurrence of any one or more of the following events shall constitute a default and breach of this Lease by Tenant.

          23.1 The vacating or abandonment of the Premises by Tenant.

          23.2 The failure by Tenant to make any payment of Monthly Rent or any other payment required to be made by Tenant hereunder within five (5) days of the date when due.

          23.3 The failure by Tenant to observe or perform any of the other covenants, conditions, or provisions of this Lease to be observed or performed by the Tenant where such failure shall continue for a period of ten (10) days after written notice thereof by Landlord to Tenant.

          23.4 The making by Tenant of any general assignment for the benefit of creditors; the insolvency of Tenant; or the filing by or against Tenant of a petition to have Tenant adjudged a bankrupt, or a petition or reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant, the same is dismissed within sixty (60) days); or the appointment of a trustee or a receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where possession is not restored to Tenant within thirty (30) days; or the attachment, execution, or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where such seizure is not discharged in thirty (30) days.

          23.5 Any default under the 10130 Lease.

        24.    DEFAULT REMEDIES.    In the event of any default or breach by Tenant, in addition to any other rights or remedies of Landlord at law or in equity, Landlord shall have the following remedies:

          24.1 Recovery of Rent.    Landlord has the remedy described in California Civil Code Section 1951.4 (Landlord may continue this Lease in effect of Tenant's breach and abandonment and recover rent as it becomes due, if Tenant has right to sublet and assign, subject only to reasonable limitations). Landlord may recover from Tenant the Monthly Rent and additional rent as it becomes due and any other amount necessary to compensate Landlord for all detriment proximately caused by Tenant's failure to perform its other non-monetary obligations under this Lease or which in the ordinary course of things would likely to result therefrom, irrespective of whether Tenant shall have abandoned the Premises. Landlord may sue monthly, annually, or after such equal or unequal periods as Landlord desires for amounts due hereunder. The right to collect Monthly Rent as it becomes due shall terminate upon the termination by Landlord of Tenant's right to possession. Tenant's right to possession shall not be terminated unless and until Landlord delivers to Tenant written notice thereof.

          24.2 Relet Premises.    In the event Landlord elects not to terminate the Lease, Landlord shall have the right to attempt to relet the Premises at such Monthly Rent and upon such conditions and for such a term as Landlord see fits, and to do all other acts necessary to maintain or preserve the Premises as Landlord deems reasonable and necessary, without being deemed to have elected to terminate the Lease, including removal of all persons and property from the Premises which property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant. In the event any reletting of the Premises occurs, such reletting shall be done for Tenant's account and be subject to the terms and conditions of Paragraph 24.3 below. Notwithstanding the fact that Landlord may fail to elect to terminate the Lease initially, Landlord at any time during the Term of this Lease may elect to terminate this Lease by virtue of any previous uncured default of Tenant.

          24.3 Take Possession.    In the event that Landlord shall elect to reenter upon default by Tenant as provided above or shall take possession of the Premises pursuant to legal proceedings or pursuant to any notice by law, then, if Landlord does not elect to terminate, this Lease as provided herein, Landlord may from time to time, without terminating this Lease, relet the Premises or any part thereof for such term or terms and at such rental or rentals and upon such other terms and conditions as Landlord in its sole discretion may deem advisable. Landlord shall also have the right to make alterations and repairs to the Premises. In the event that Landlord shall elect to so relet, then rentals received by Landlord from such reletting shall be applied: (i) to the payment of any indebtedness other than Monthly Rent due hereunder from Tenant to Landlord; (ii) to the payment of any cost of such reletting; (iii) to the payment of the cost of any alterations and repairs to the Premises; (iv) to the payment of Monthly Rent due and unpaid hereunder; and (v) the residue, if any, shall be held by Landlord and applied in payment of future Monthly Rent as the same may become due and payable hereunder. Should reletting result in the actual payment of rentals at less than the Monthly Rent payable during that month by Tenant hereunder, then Tenant shall pay such deficiency to Landlord from time to time immediately upon demand therefore by Landlord. Tenant also shall pay to Landlord, on demand, as soon as ascertained, any costs and expenses incurred by Landlord in reletting or in making alterations and repairs to the Premises.

          24.4 Terminate Lease.    Landlord, either as an alternative to or subsequent to exercising the remedies set forth above, may terminate Tenant's right to possession of the Premises by and upon delivery to Tenant of written notice of termination. Landlord may then immediately reenter the Premises and take possession thereof pursuant to legal proceedings and remove all persons and property from the Premises which property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant. In the event that Landlord elects to terminate Tenant's right of possession Landlord may recover all of the following:

            24.4.1     The worth at the time of award of the unpaid Monthly Rent which had been earned at the time of termination ("Worth at the time of award" shall be computed at the Interest Rate (as defined below), or the maximum rate as permitted by law, from the first day a breach occurs);

            24.4.2     The worth at the time of award of the amount by which the unpaid Monthly Rent that would have been earned after the date of termination of this Lease until the time of the award exceeds the amount of the rental loss that the Tenant proves could have been reasonably avoided ("Worth at the time of award" shall be computed at the Interest Rate, or the maximum rate permitted by law, from the first day a breach occurs);

            24.4.3     The worth at the time of award of the amount by which the unpaid Monthly Rent for the balance of the Term after the time of award exceeds the amount of such rental loss that the Tenant proves could be reasonably avoided ("Worth at the time of award" shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%));

            24.4.4     Any other amount necessary to compensate Landlord for all the, detriment proximately caused by Tenants failure to perform its obligations under the Lease or which in the ordinary course of events would be likely to result therefrom including, but not limited to, expenses of reletting, attorneys fees, costs of alterations and repairs, recording fees, filing fees, and any other expense customarily resulting from obtaining possession of leased Premises and releasing; and

            24.4.5     At Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable California law.

          24.5 Recapture of Inducements.    Any agreement by Landlord for free or abated rent or other charges applicable to the Premises, or for the giving or paying by Landlord to or for Tenant of any cash or other bonus, improvement made by Landlord for Tenant's benefit, or other inducement or consideration for Tenant's entering into this benefit of Lease (collectively, "Inducement Provisions"), shall be deemed conditioned upon Tenant's full and faithful performance of all of the terms, covenants and conditions of this Lease to be performed or observed by Tenant during the term hereof as the same may be extended. Upon the occurrence of a default (as defined in Paragraph 23) of this Lease by Tenant, the unamortized value (amortized over the Term at the rate of ten percent (10%) per annum) of any such inducement or consideration theretofore abated, given or paid by Landlord under such an Inducement Provision shall be immediately due and payable by Tenant to Landlord, and recoverable by Landlord, as additional rent due under this Lease, notwithstanding any subsequent cure of said default by Tenant. The acceptance by Landlord of rent or the cure of the default which initiated the operation of this Paragraph 24.5 shall not be deemed a waiver by Landlord of the provisions of this Paragraph 24.5 unless specifically so stated in writing by Landlord at the time of such acceptance. In no event shall this Paragraph 24.5 allow Landlord any recovery in excess of its actual damages for Tenant's default or in violation of applicable law.

        25.    EMINENT DOMAIN.

          25.1 Termination of Lease.    If all of the Premises are taken under the power of eminent domain, or sold by Landlord under the threat of the exercise of such power, this Lease shall terminate as to the part so taken as of the date that the condemning authority takes possession of the Premises. If more than twenty-five percent (25%) of the Premises is taken or sold to the condemning party under such threat, either Landlord or Tenant may terminate this Lease as of the date that the condemning authority takes possession by delivery of written notice of such election within twenty (20) days after such party has been notified of the taking or, in the absence thereof, within twenty (20) days after the condemning authority shall have taken possession.

          25.2 Continuation of this Lease.    If this Lease is not terminated by Landlord or Tenant, it shall remain in full force and effect as to the portion of the Premises remaining provided that, the Monthly Rent shall be reduced by that proportion which the floor area of the Premises taken bears to the gross floor area of the Premises. In such event, Landlord may, at Landlord's expense, restore the Premises (but not Tenant's improvements therein) to a complete unit of like quality and character, except as to size, as existed prior to the date on which the condemning authority took possession.

          25.3 Allocation of Award.    All awards for the taking of any part of the premises or proceeds from the sale made under the threat of the exercise of the power of eminent domain shall be the property of Landlord, whether made as compensation for diminution of value of the leasehold estate, for the taking of the fee or as severance damages; provided that Tenant shall be entitled to any award which is made for loss of or damage to Tenant's trade fixtures and removable personal property.

        26.    SUBORDINATION & ATTORNMENT: ESTOPPEL CERTIFICATES:

          26.1 Subordination.    This Lease is junior, subject, and subordinate to, all ground leases, mortgages, deeds of trust, and other security instruments of any kind now encumbering the Premises, the portion of the Project owned by Landlord or any part thereof and all renewals, replacements, modifications, consolidations and extensions of any of the foregoing. Landlord reserves the right to place liens and other encumbrances on the Premises, the portion of the Project owned by Landlord or any part thereof or interest therein superior in lien and effect to this Lease. This Lease, at the option of Landlord, shall be subject and subordinate to any and all such liens or encumbrances now or hereafter imposed by Landlord without the necessity of the execution and delivery of any further instruments on the part of Tenant to effectuate such subordination. Notwithstanding such subordination, Tenant's right to quiet possession of the Premises shall not be disturbed by any encumbrances so long as Tenant shall pay the rent and observe and perform all of the provisions of this Lease to be observed and performed by Tenant, unless this Lease is terminated pursuant to specific provisions relating thereto contained in this Lease. In the event of the foreclosure of any such lien or encumbrance, or the transfer of title to or Landlord's leasehold interest in the Premises or the portion of the Project owned by Landlord, Tenant shall attorn to the transferee, and will recognize such transferee as Landlord under this Lease provided that Tenant's right to quiet possession of the Premises is not affected solely as a result of such foreclosure or transfer and that Tenant receives a notice from Landlord informing Tenant of such change. Tenant further agrees to execute any documents required to effectuate an attornment or a subordination as requested by Landlord's lender, including without limitation the Subordination, Attornment, and Non-Disturbance substantially in the form attached as Exhibit "E" attached hereto. Tenant's failure to execute such documents within ten (10) days after written demand at Landlord's election shall constitute a material non-curable default by Tenant hereunder, or Landlord may execute such documents on behalf of Tenant as Tenant's attorney-in-fact. Tenant does hereby make, constitute, and irrevocably appoint Landlord as Tenant's attorney-in-fact and in Tenant's name, place, and stead to execute such documents in accordance with this Paragraph 26.1 and such documents shall thereafter be conclusively binding on Tenant.

          26.2 Estoppel Certificate.    Tenant shall at any time and from time to time upon not less than ten (10) days prior notice from Landlord, execute acknowledge and deliver to Landlord or any proposed mortgagee, purchaser or successor in interest, a statement in writing in the form provided by Landlord certifying to the following: (i) this Lease is unmodified and in full force and effect (or if there have been modifications, that the same are in full force and effect as modified and stating the modifications, (ii) the dates to which the Monthly Rent, additional rent and other charges have been paid in advance, if any, (iii) whether Landlord is in default in the performance of any covenant, agreement or condition contained in this Lease and, if so, specifying each such default of which Tenant may have knowledge, and stating such other reasonable matters as Landlord may request, and (iv) such other information concerning this Lease as Landlord may request. Tenant acknowledges that any such statement delivered pursuant to this paragraph may be relied upon by Landlord, any prospective mortgagee, ground lessor or other like encumbrance thereof or any assignee of any such encumbrancer upon the Premises of the Project. In the event Tenant fails to provide such statement as above described within ten (10) days after Landlord's request therefore, such failure at the election of Landlord shall constitute a non-curable material default of Tenant hereunder, or Landlord may execute such documents on behalf of Tenant as Tenant's attorney-in-fact. Tenant does hereby make, constitute and irrevocably appoint Landlord as its attorney-in-fact and in its name, place and stead so to do and such documents shall thereafter be conclusively binding on Tenant.

          26.3 Modifications required by Landlord's Lender.    If, in connection with Landlord obtaining construction, interim or permanent financing, the lender shall request modifications to this Lease as a condition to such financing, Tenant shall execute such modifications hereto within ten (10) days following written request therefore, provided that such modifications do not increase the financial burdens of Tenant hereunder or unreasonably diminish the value of the leasehold estate. Tenant's failure to so execute such modifications hereto shall be a noncurable default and provide grounds for Landlord's termination of this Lease, among all other rights and remedies of Landlord.

          26.4 Tenant's Financial Condition.    Within ten (10) days after written request from Landlord, Tenant shall deliver to Landlord such financial statements as are reasonably required by Landlord to verify the net worth of Tenant, or any assignee, subtenant, or guarantor of Tenant. In addition,

  Tenant shall deliver to any lender or proposed purchaser of the Premises designated by Landlord any financial statements required by such lender to facilitate the sale, financing or refinancing of the Premises. Tenant represents and warrants to Landlord that each such financial statement is a true and accurate statement as of the date of such statement. All financial statements shall be confidential and shall be used only for the purposes set forth herein.

        27.    PARKING.

        Tenant shall have the right to use without charge on a non-reserved basis, in common with other tenants or occupants of the Project and such other persons or groups as Landlord may specify, the number of parking spaces designated in Paragraph 1 above, subject to the rules and regulations of Landlord (or any concessionaire of Landlord's) for such parking facilities which may be established or altered by Landlord at any time or from time to time during the Term hereof. Landlord specifically reserves the right to alter that nature of character of the parking facilities from time to time. In addition to Landlord's rules and regulations, Tenant shall abide by the terms and provisions of any recorded easement, declaration or other agreement or instrument governing use of the parking facilities. Tenant shall in writing furnish Landlord with its and its employees' license numbers within fifteen (15) days after taking possession of the Premises and Tenant shall thereafter notify Landlord of any change within five (5) business days after such change occurs. If Tenant or its employees fail to park their cars in designated parking areas, then such failure shall be and Landlord may charge Tenant, without prior notice, ten dollars ($10) per day for each day or partial day per car parked in any areas other than those designated. All amounts due under the provisions of this Paragraph 27 shall be additional rent and be payable by Tenant within ten (10) days after demand thereof. Tenant acknowledges that Landlord intends to install parking security systems which will control the access and egress to the parking. All costs of operating and maintaining the parking areas of the Project shall be a Common Area Operating Expense.

        28.    HAZARDOUS MATERIALS

          28.1 Restrictions on Tenant.    Subject to Paragraph 28.4 below, Tenant shall not do any of the following:

            28.1.1 Make, or permit to be made, any use of the Premises, or any portion thereof, which emits, or permits the emission of dust, sweepings, dirt, cinders, or odors into the atmosphere, the ground, or any body of water, whether natural or artificial.

            28.1.2 Discharge, leak, or emit, or permit to be discharged, leaked, or emitted, any liquid, solid, or gaseous matter, or any combination thereof, into the atmosphere, the ground, or any body of water which matter, as reasonably determined by Landlord or any governmental entity, does, or may, pollute or contaminate the same, or is, or may become, radioactive, or does, or may, adversely affect (1) the health or safety of persons, wherever located, whether on the Premises or anywhere else, (2) the condition, use, or enjoyment of the Premises or any other real or personal property, whether on the Premises or anywhere else, or (3) the Premises, the Project, or any of the improvements, including buildings, foundations, pipes, utility lines, landscaping, or parking areas.

            28.1.3 Use, store, dispose of, or permit to remain on the Premises, the Project or the underlying or adjacent property any solid, liquid, or gaseous matter, or any combination thereof, which is, or may become, hazardous, toxic, or radioactive including, but not limited to, those materials that (i) are defined as a "hazardous waste," "extremely hazardous waste" or "restricted hazardous waste" under Sections 25115, 25117 or 25122.7, or listed pursuant to Section 25140, of the California Health and Safety Code, Division 20, Chapter 6.5 (Hazardous Waste Control Law), (ii) are defined as a "hazardous substance" under Section 25316 of the California Health and Safety Code, Division 2, Chapter 6.8 (Carpenter-Presley-Tanner Hazardous Substance Account Act), (iii) are defined as a "hazardous material," "hazardous substance" or "hazardous waste" under Section 25501 of the California Health and Safety Code, Division 20, Chapter 6.95 (Hazardous Substances), (iv) are petroleum or asbestos, (v) are listed under Article 9 and defined as hazardous or extremely hazardous pursuant to Article 11 of Title 22 of the California Administrative Code, Division 4, Chapter 20, (vi) are designated "hazardous substance" pursuant to Section 311 of the Federal Water Pollution Control Act (33 U.S.C. Section 1317), (vii) are defined as a "hazardous waste" pursuant to Section 1004 of the Federal Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq. (42 U.S.C. Section 6903), (viii) are defined as a "hazardous substance" pursuant to Section 101 of the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. Section 9601, et seq. (42 U.S.C. Section 9601), (x) which may pollute or contaminate the same, (ix) which may adversely affect the health or safety of persons, whether on the Premises or anywhere else, (x) which may adversely affect the condition, use, or enjoyment of the Premises or anywhere else, or (xi) which may adversely affect the Premises, the Project, or any of the improvements (all of the foregoing collectively referred to herein as "Hazardous Materials").

          28.2 Disposal of Waste.    Tenant shall not keep any trash, garbage, waste, or other refuse on the Premises except in sanitary containers and shall regularly and frequently remove the same from the Premises. Tenant shall keep all incinerators, containers, or other equipment used for the storage or disposal of such matter in a clean and sanitary condition. Tenant shall properly dispose of all sanitary sewage and not use the sewage disposal system of the Project (i) for the disposal of anything except sanitary sewage, (ii) in excess of the amount reasonably contemplated by the uses permitted under the Lease, or (iii) in excess of the amount permitted by any governmental entity. Tenant shall dispose of Hazardous Materials only through properly licensed Hazardous Materials disposal agencies.

          28.3 Compliance With Laws.    Tenant shall, at Tenant's own expense, comply with all existing and any hereinafter enacted Hazardous Materials laws. Tenant shall, at Tenant's own expense, make all submissions to, provide all information to, and comply with all requirements of the appropriate governmental authority ("Authority") under all Hazardous Material laws. In particular, Tenant shall comply with all laws relating to the storage, use, and disposal of Hazardous Materials. Should any Authority require that a clean up or remediation plan be prepared or that a clean up or any other remediation action be undertaken because of any spills or discharges of Hazardous Materials at the Premises or on the underlying or adjacent property that occur during the Term of the Lease, or after expiration of the Lease if as a result of Tenant's use of the Premises, then Tenant shall, at Tenant's own expense, prepare and submit the, required plans and financial assurances, and carry out the approved plans. At no expense to Landlord, Tenant shall promptly provide all information requested by Landlord for preparation of affidavits required by Landlord or for Landlord's own information, to determine the applicability of the Hazardous Materials laws to the Premises and shall sign affidavits promptly when requested to do so by Landlord.

          28.4 Business.    Landlord acknowledges that it is not the intent of this Paragraph 28 to prohibit Tenant from operating its business as described above. Tenant may operate it business so long as the use or presence of Hazardous Materials is strictly and properly monitored according to all Applicable Law. As a material inducement to Landlord to allow Tenant to use Hazardous Materials in connection with its business, Tenant agrees to deliver to Landlord prior to the Commencement Date a list identifying each type of Hazardous Materials to be present on the Premises and setting forth any and all governmental approvals or permits required in connection with the presence of Hazardous Materials on the Premises ("Hazardous Materials List"). Tenant shall deliver to Landlord an updated Hazardous Materials List at least once a year and shall also deliver an updated list before any new Hazardous Materials are brought onto the Premises or on or before the date Tenant obtains any additional permits or approvals. In connection with any

  Hazardous Materials utilized by Tenant on the Premises, Tenant shall be responsible, at its sole cost and expense, for making any necessary modifications or improvements either to Premises or Tenant's equipment as required by Applicable Law, or any governmental agency, Landlord's insurance company, Landlord's lender(s), Landlord's consultant(s), or prospective purchaser(s). Tenant will, at its sole cost and expense, promptly upon receipt of written notice from Landlord complete such improvements. If such work is not promptly undertaken and completed, Landlord shall have the right, but not the obligation, to complete such work and to charge such amounts to Tenant as additional rent under this Lease.

          28.5 Indemnification by Tenant.    Tenant shall indemnify, defend, and hold harmless Landlord from and against any and all claims, demands, judgments, damages, actions, causes of action, injuries, administrative orders, consent agreements and orders, liabilities, penalties, costs, and expenses of any kind whatsoever, including but not limited to claims arising out of loss of life, injury to persons, property, or business, or damage to natural resources, in connection with or arising out of any spills or discharges of Hazardous Materials due to, contributed to, or caused by the activities of Tenant, third parties who have trespassed on the Premises during this Lease, or parties in contractual relationship with Tenant, or any of them, that occur during the Term of this Lease; and from all claims, demands, judgments, damages, actions, causes of action, injuries, administrative orders, consent agreements and orders, liabilities, penalties, costs, and expenses of any kind whatsoever, including but limited to claims arising out of Tenant's failure to provide all information, make all submissions, and take all steps required by any Authority under any Hazardous Materials laws or any other environmental law.

          28.6 Termination of Lease.    Notwithstanding the provisions of this Paragraph 28, Landlord shall have the right to terminate this Lease in Landlord's reasonable discretion in the event that (i) any anticipated use of the Premises by Tenant involves the generation of storage, use, treatment or disposal of Hazardous Materials in any manner or for a purpose prohibited by any governmental agency or authority; (ii) Tenant has been required by any lender or governmental authority to take remedial action in connection with Hazardous Materials contaminating the Premises if the contamination resulted from Tenant's action or use of the Premises (unless Tenant is diligently seeking compliance with such remedial action); or (iii) Tenant is subject to an enforcement order issued by any governmental authority in connection with the use, disposal or storage of Hazardous Materials on the Premises (unless Tenant is diligently seeking compliance with such enforcement order).

          28.7 Landlord's Right to Perform Tests.    Landlord shall have the right following notice (except in the event of an emergency), to enter upon the Premises at all reasonable times in order to review Tenant's Hazardous Materials handling, confirm chemical inventory list and otherwise inspect Premises for Hazardous Materials contamination. Without limiting the foregoing sentence, Landlord shall have the right to have an environmental audit of the Premises to be conducted within ninety (90) days of the scheduled expiration date of this Lease or of termination of this Lease, if the Lease is terminated on a date other than the scheduled date. Tenant shall promptly perform any remedial action recommended by such environmental audit unless the audit reveals that the Hazardous Materials resulted from the activities of a person other than Tenant, its agents, contractors, invitees, or employees. The costs of any such environmental audits shall be borne by Tenant.

          28.8 Surrender of Premises.    Tenant shall surrender the Premises at the expiration or termination of the Lease free of any Hazardous Materials or contamination, and free and clear of all judgments, liens, or encumbrances and shall, at its own cost and expense, repair all damage and clean up or perform any remedial action necessary relating to any Hazardous Materials or contamination caused by Tenants operation. Tenant shall perform a Hazardous Materials "wipe down" at the conclusion of its tenancy. Landlord shall review and approve the scope of such "wipe down" prior to implementation by Tenant. Tenant shall, at its sole cost and expense, remove any alterations or improvements that may be contaminated or contain Hazardous Materials. Tenant shall continue to pay all Base Rent and additional rent until such time as all Hazardous Materials have been removed from the Premises to the satisfaction of Landlord. Tenant shall have no obligation under this Paragraph 28.8 with regard to any Hazardous Materials on the Premises existing prior to the Commencement Date.

          28.9 Report from Landlord.    Tenant acknowledges that Landlord has furnished to it a Phase I Environmental Assessment Report dated November 1999 and prepared by TetraTech ("Phase I Report"). Notwithstanding the delivery of the Phase I Report, Tenant acknowledges and agrees that Landlord is not in any way warranting the accuracy of the Report, its findings or its conclusions. Prior to Tenant's surrender of the Premises, Tenant shall conduct an "Exit Assessment," consisting of an updated Phase I Report, in accordance with the applicable portions of ASTM Standards E1527-93 and E-1528-93 for a Phase I Report, and such other tests as are listed on the Assessment Criteria attached hereto as Exhibit "H." Tenant shall submit to Landlord a copy of the report(s) of the Existing Assessment, and said reports shall be deemed the environmental condition of the Premises upon Tenant's surrender of the Premises. Tenant shall promptly remove and take all remedial action in connection with any contamination or degradation of the Premises by Hazardous Materials identified in the Exit Assessment and not identified as pre-existing contamination or degradation at the time of the Phase I Report. Tenant shall complete all such work prior to Tenant's vacating the Premises, and upon completion of such remedial work, shall provide Landlord with a written report from Tenant's environmental consultant verifying that such work has been completed. If any such work is not completed by the termination of this Lease, the provisions of Paragraph 20 above shall apply for any period of time until such work is completed.

        29.    LANDLORD'S DEFAULT; NOTICE TO LENDER

          29.1 Landlord's Default.    In the case of a monetary default, Landlord shall have a period of thirty (30) days after notice thereof from Tenant to cure such monetary default. In the case of a non-monetary default, Landlord shall commence promptly to cure such default immediately after receipt of written notice from Tenant specifying the nature of such default and shall complete such cure within thirty (30) days thereafter, provided that if the nature of the non-monetary default is such that it cannot be cured within such thirty (30) day period, Landlord shall have such additional time as may be reasonably necessary to complete its performance so long as Landlord has proceeded with diligence since its receipt of Tenant's notice and is then proceeding with diligence to cure such default.

          29.2 Notice to Lender.    Whenever Tenant is required to serve notice of Landlord's default, written notice shall also be served at the same time upon any mortgagee under any mortgage or any beneficiary under any deed of trust. Such mortgagee or beneficiary shall have the same periods of time within which Landlord has to cure its default under Paragraph 29.1 which periods shall run concurrently. Any representative of the mortgagee or beneficiary shall have the right to enter upon the Premises for the purpose of curing the Landlord's default. Such mortgagee or beneficiary shall notify Landlord and Tenant in the manner provided herein of the address of such mortgagee or beneficiary to which such notice shall be sent, and the agreements of Tenant hereunder are subject to prior receipt of such notice.

        30.    GENERAL PROVISIONS

          30.1 Waiver.    The waiver by Landlord of any term, covenant, or condition herein contained shall not be a waiver of such term, covenant, or condition on any subsequent breach. The subsequent acceptance of Monthly Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant, or condition of this Lease, other than the failure of Tenant to pay the particular rental so accepted, regardless of Landlord's knowledge of such preceding breach at the time of the acceptance of such Monthly Rent.

          30.2 Notices.    All notices and demands which may or are to be required or permitted to be given by either party to the other hereunder shall be in writing. All notices and demands by Landlord to Tenant shall be sent by personal service, by U.S. Mail, registered or certified, postage prepaid, or by a reputable overnight delivery service, and addressed to Tenant at the address set forth in Paragraph 1, or to such other place as Tenant may from time to time designate in a notice to Landlord. All notices and demands by Tenant to Landlord shall be sent by U.S. Mail, registered or certified, postage prepaid, or by a reputable overnight delivery service, and addressed to Landlord at the address set forth in Paragraph 1, or to such other person or place as Landlord may from time to time designate in a notice to Tenant. All notices shall be deemed to be served upon personal delivery, two days after mailing by U.S. Mail in the manner required by this paragraph, or the next day when sent by a reputable overnight delivery service.

          30.3 Joint Obligation.    If Tenant hereunder consists of more than one party, the obligations hereunder imposed upon Tenant shall be joint and several.

          30.4 Marginal Headings.    The marginal headings and article titles to the paragraphs of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof.

          30.5 Time.    Time is of the essence of this Lease and each and all of its provision in which performance is a factor.

          30.6 Successors and Assigns.    The covenants and conditions herein contained, subject to the provisions as to assignment, apply to and bind the heirs, successors, executors, administrators, and assigns of the parties hereto.

          30.7 Recordation.    Tenant shall not record this Lease or any other document relating to this Lease without the prior written consent of Landlord. Landlord may require Tenant at any time to execute a Memorandum of Lease, and may record one at any time.

          30.8 Quiet Possession.    Upon Tenant's paying the Monthly Rent reserved hereunder and observing and performing all of the covenants, conditions, and provisions on Tenant's part to be observed and performed hereunder, Tenant shall have quiet possession of the Premises for the entire Term, subject to all the provisions of this Lease.

          30.9 Late Charges/Returned Checks.    Tenant hereby acknowledges that late payment by Tenant to Landlord of Monthly Rent or other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges and late charges which may be imposed upon Landlord by terms of any trust deed covering the Premises. Accordingly, if any installment of Monthly Rent or of any amount due from Tenant shall not be received by Landlord or Landlord's designee within ten (10) days after the date that said amount is due, then Tenant shall pay to Landlord a late charge equal to ten percent (10%) of such overdue amount. Acceptance of such late charges by the Landlord shall in no event constitute a waiver of Tenant's default with respect to such overdue amount nor prevent Landlord from exercising any of the other rights and remedies granted hereunder. In addition to such late charges, Tenant shall pay Landlord $100 (in addition to other sums owed) if for any reason a check given by Tenant to Landlord in payment of any amount owing to Landlord is dishonored and Landlord may thereafter require all future payments by Tenant be paid by cashier's or certified checks.

          30.10 Prior Agreements.    This Lease contains all of the agreements of the parties hereto with respect to any matter covered or mentioned in this Lease, and no prior agreements or understanding pertaining to any such matters shall be effective for any purposes. No provisions of this Lease may be amended or added to except by an agreement in writing signed by the parties hereto, or their respective successors in interest. This Lease shall not be effective or binding on any party until fully executed by both parties hereto.

          30.11 Inability to Perform.    This Lease and the obligations of the Tenant hereunder shall not be affected or impaired because Landlord is unable to fulfill any of its obligations hereunder or is delayed in doing so if such inability or delay is caused by reasons of strike, labor troubles, acts of God, or any other cause beyond the reasonable control of Landlord.

          30.12 Attorney's Fees.    If any action or proceeding is brought by either party against the other under this Lease, the prevailing parties shall be entitled to recover all costs and expenses (including fees for experts) which may be incurred, including the fees of its attorneys in such action or proceeding in such amount as the court may adjudge reasonable as attorney's fees.

          30.13 Sale of Premises by Landlord.    In the event of any sale or other transfer of the Project by Landlord, Landlord shall be and is hereby entirely freed and relieved of all liability under any and all of its covenants and obligations contained in or derived from this Lease arising out of any act, occurrence, or omission occurring after the consummation of such sale or transfer; and any new owner of the Premises shall be deemed, without any further agreement between the parties or their successors in interest or between the parties and any such purchaser, to have assumed and agreed to carry out any of the covenants and obligations of Landlord under this Lease.

          30.14 Interest.    Except as expressly provided otherwise in this Lease, any sum owing to Landlord under the terms and provisions of this Lease which shall not be paid when due shall bear interest at ten percent (10%) per annum (or the maximum interest permitted by law, whichever is less) from the date the same becomes due and payable by the terms and provisions of this Lease until paid ("Interest Rate"); provided, any amounts paid by Landlord to third parties on behalf of Tenant or to cure any default of Tenant hereunder shall bear interest at the Interest Rate from the date Landlord paid such amounts; and further provided, any obligation of Tenant to pay shall continue to bear interest at the Interest Rate after any breach of this Lease.

          30.15 Name.    Tenant shall not use the name of the Project or of the development in which the Project is situated for any purpose other than as an address of the business to be conducted by Tenant in the Premises.

          30.16 Separability.    Any provision of this Lease which shall prove to be invalid, void, or illegal in no way affect, impair, or invalidate any other provision hereof and such other provision shall remain in full force and effect.

          30.17 Cumulative Remedies.    No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

          30.18 Choice of Law.    This Lease shall be governed by the laws of the State of California.

          30.19 Signs and Auctions.    Tenant may install at its sole expense certain signage on the building containing the Premises, subject to Landlord's prior approval. All such signage shall comply with Landlord's signage criteria for the Project and all Applicable Law.

          30.20 Brokers.    The parties recognize that the brokers who negotiated this Lease are the brokers whose names are stated in Paragraph 1 and agree that Landlord shall be solely responsible for the payment of brokerage commissions, if any, to said brokers pursuant to a separate written agreement, and that Tenant shall have no responsibility therefore. If Tenant has dealt with any other person or real estate broker with respect to leasing or renting space in the Project, Tenant shall be solely responsible for the payment of any fee due said person or firm and Tenant shall hold Landlord free and harmless against any liability in respect thereto, including attorney's fees and costs.

          30.21 Relationship of Parties.    Nothing contained in this Lease shall be deemed or construed as creating a partnership, joint venture, or any other relationship between the parties hereto other than Landlord and Tenant according to the provisions contained herein, or cause Landlord to be responsible in any way for the debts or obligations of Tenant, or any other party.

          30.22 No Third Party Benefit.    The parties acknowledge and agree that the provisions of this Lease are for the sole benefit of Landlord and Tenant, and not for the benefit, directly or indirectly, of any other person or entity, except as otherwise expressly provided herein.

          30.23 Survival of Obligations.    Any provisions of this Lease to the contrary notwithstanding, the expiration or termination of this Lease and (or) Tenant's right of possession shall not relieve Tenant from any liability (i) accruing under this Lease prior to such termination or expiration, or (ii) under any indemnity provisions of this Lease as to matters occurring during the Term or by Tenant's occupancy of the Premises.

          30.24 Additional Rent.    All amounts Payable by Tenant to Landlord pursuant to the terms of this Lease shall be deemed to be additional rent due hereunder.

          30.25 Commissions.    If, after one year from the commencement of the Term of this Lease or upon the expiration of the Term of this Lease, Tenant (i) exercises an option (if any) to extend the Term of this Lease, (ii) amends this Lease or enters into a new lease with Landlord for space anywhere within the Project, or (iii) moves to another building or location owned by Landlord or an affiliate of Landlord, then in any such event Landlord shall not be responsible for the payment of a leasing commission to any party employed or engaged by Tenant. Tenant shall indemnify, defend, and hold Landlord harmless from and against any such leasing commission or similar cost or expense incurred to parties employed or engaged by Tenant or incurred based upon the actions of Tenant.

          30.26 Corporate Authority.    If Tenant is a corporation, each individual executing this Lease on behalf of said corporation represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of said corporation in accordance with a duly adopted resolution of the board of directors of said corporation or in accordance with the bylaws of said corporation, and that this Lease is binding upon said corporation in accordance with its terms.

          30.27 Arm's Length Agreement.    This Lease has been negotiated at arms length and between persons sophisticated and knowledgeable in the matters dealt with in this Lease. In addition, each party has been represented by experienced and knowledgeable legal counsel. Accordingly, any rule of law (including Civil Code Section 1654) or legal decision that would require interpretation of any ambiguities in this Lease against the party that has drafted it is not applicable and is waived. The provisions of this Lease shall be interpreted in a reasonable manner to effect the purpose and intent of the parties to this Lease.

          30.28 Reservations.    Landlord reserves the right to install new or additional utility facilities throughout the Premises and the Project for the benefit of Landlord or Tenant, or any other tenant of the Center, including without limitation such utilities as plumbing, electrical systems, security systems, communication systems, and fire protection and detection systems so long as such do not unreasonably interfere with Tenants use of the Premises. Furthermore, Landlord reserves the right, from time to time, to grant, without the consent or joinder of Tenant, such easements, rights of way, utility raceways, and dedications that Landlord deems necessary, and to cause the recordation of parcel maps and restrictions, so long as such easements, rights of way, utility raceways, dedications, maps and restrictions do not unreasonably interfere with the use of the Premises by Tenant. Tenant agrees to sign any documents reasonably requested by Landlord to effectuate any such easement rights, dedications, maps or restrictions.

          30.29 Force Majeure.    If Landlord cannot perform any of its obligations due to events beyond Landlord's control, the time provided for performing such obligations shall be extended by a period of time equal to the duration of such events. Events beyond Landlord's control include, but are not limited to, acts of God, war, civil commotion, labor disputes, strikes, fire, flood or other casualty, shortages of labor or material, government regulation and weather conditions.

          30.30 Exhibits.    Each exhibit attached to this Lease is hereby incorporated herein by this reference.

          30.31 Security Measures.    Tenant hereby acknowledges that the rent payable to Landlord hereunder may not include the cost of guard service or other security measures, and that Landlord shall have not obligation to provide the same. Tenant assumes all responsibility for the protection of the Premises, Tenant, and its agents, employees, invitees and their property from the acts of third parties.

          30.32 Relocation Of Premises.    Landlord shall have the right to relocate the Premises to another building in the Project in accordance with the following: (i) the new premises shall be substantially the same in size, dimensions, configuration, and quality and utility for Tenant's use as the Premises, and if the relocation occurs after the Commencement Date, shall be placed in that condition by Landlord at its cost; (ii) Landlord shall give Tenant at least thirty (30) days written notice of Landlord's intention to relocate the Premises; (iii) as nearly as practicable, the physical relocation of the Premises shall take place on a weekend and shall be completed before the following Monday; provided that if the physical relocation has not been completed in that time, Monthly Rent shall abate in full from the time the physical relocation commences to the time it is completed; (iv) upon completion of such relocation, the new premises shall become the Premises under this Lease; (v) all reasonable costs incurred by Tenant as a result of the relocation shall be paid by Landlord, including costs of employee down time; (vi) if the new premises are smaller than the Premises as it existed before the relocation, Monthly Rent shall be reduced proportionately; (vii) Monthly Rent shall be abated during the period which the Premises or the new premises is rendered unusable by such relocation; and (viii) the parties hereto shall immediately execute an amendment to this Lease setting forth relocation of the Premises and the reduction of Monthly Rent, if any.

          30.33 Guarantor.    It shall be deemed a default of Tenant under this Lease if any of the events described in Paragraph 23.4 above occurs to any guarantor of this Lease ("Guarantor") or if such Guarantor defaults under its guaranty. Furthermore, it shall constitute a default of Tenant hereunder if any Guarantor fails or refuses after ten (10) days after written request to give: (i) evidence of the due execution of the guaranty called for by this Lease, including the authority of the Guarantor (and of the party signing on Guarantor's behalf) to obligate such Guarantor on said guaranty, and resolution of its board of directors authorizing the making of such guaranty, together with a certificate of incumbency showing the signatures of the person authorized to sign on its behalf, (ii) current financial statements of the Guarantor, (iii) written confirmation that the guaranty is still in effect, and (iv) such other reasonable information requested by Landlord.

          30.34 Landlord Renovations.    It is specifically understood and agreed that Landlord has no obligation and has made no promises to alter, remodel, improve, renovate, repair or decorate the Premises, Building, Project, or any part thereof, and that no representations respecting the condition of the Premises or the Building have been made by Landlord to Tenant except as specifically set forth herein. However, Tenant acknowledges that Landlord may during the Term renovate, improve, alter, or modify (collectively, "Renovations") the Building, and/or Project, including without limitation the parking facilities, common areas, systems and equipment, roof, and structural portions of the same, which Renovations may include, without limitation, (i) modifying the common areas and/or tenant spaces to comply with applicable laws and regulations, including regulations relating to the physically disabled, seismic conditions, and building safety and security, and (ii) installing new carpeting, lighting, and wall coverings in certain common areas, and in connection with such Renovations, Landlord may, among other things, erect scaffolding or other necessary structures in the Building, limit or eliminate access to portions of the Project, including portions of the common areas, or perform work in the Building, which work may create noise, dust or leave debris in the Building. Tenant hereby agrees that such Renovations and Landlord's actions in connection with such Renovations shall in no way constitute a constructive eviction of Tenant nor entitle Tenant to any abatement of Monthly Rent or additional rent, provided that such Renovations shall not be in the interior of the Premises.

          30.35 Waiver of Jury Trial.    LANDLORD AND TENANT WAIVE THEIR RIGHT TO TRIAL BY JURY OF ANY ACTION BROUGHT BY EITHER AGAINST THE OTHER ARISING OUT OF OR IN ANY WAY RELATED TO THIS LEASE, OR TENANT'S USE OR OCCUPANCY OF THE PREMISES. FURTHER, ANY CLAIM OR DEFENSE BY TENANT ARISING OUT OF OR IN ANY WAY RELATED TO THIS LEASE SHALL BE BARRED UNLESS TENANT COMMENCES AN ACTION, OR INTERPOSES IN A LEGAL PROCEEDING A DEFENSE, WITHIN THE LATER OF (A) SIX (6) MONTHS AFTER THE DATE OF THE OCCURRENCE OF THE EVENT TO WHICH THE CLAIM OR DEFENSE RELATES, OR (B) SIX (6) MONTHS FROM THE TIME TENANT ACTUALLY DISCOVERS OR SHOULD HAVE DISCOVERED THE FACTS GIVING RISE TO THE CLAIM OR DEFENSE. IN NO EVENT SHALL TENANT HAVE THE RIGHT TO TERMINATE THIS LEASE AS A RESULT OF LANDLORD'S DEFAULT. TENANT'S REMEDIES SHALL BE LIMITED TO DAMAGES AND INJUNCTIVE RELIEF.

          30.36 Non-binding Until Fully Executed.    THE SUBMISSION OF THIS LEASE FOR EXAMINATION OR ITS NEGOTIATION OR THE NEGOTIATION OF THE TRANSACTION DESCRIBED HEREIN DOES NOT CONSTITUTE AN OFFER TO LEASE, AND THE EXECUTION OF THIS LEASE BY TENANT DOES NOT CONSTITUTE A BINDING CONTRACT UNTIL SUCH TIME AS THIS LEASE HAS BEEN EXECUTED BY AUTHORIZED OFFICERS OF LANDLORD. THE PARTIES ACKNOWLEDGE AND AGREE THAT NO NEGOTIATIONS, DOCUMENT DRAFTS OR EXECUTION OF THIS LEASE BY TENANT SHALL GIVE RISE TO ANY RIGHTS IN TENANT TO TAKE ANY ACTION IN RELIANCE UPON THIS LEASE OR TO OTHERWISE ANTICIPATE OR EXPECT THAT LANDLORD WILL SIGN THIS LEASE UNTIL IT IS IN FACT SIGNED AND DELIVERED TO BOTH OR ALL PARTIES.

          30.37 Confidentiality.    Tenant shall keep the provisions of this Lease strictly confidential and shall not disclose the provisions of this Lease to any person not a party to this Lease, except as approved in writing by Landlord or as otherwise set forth in a Memorandum of Lease recorded by Landlord pursuant to Paragraph 30.7 above.

          30.38 Contingencies.    This Lease is subject to the satisfaction or waiver of the contingencies contained in this Paragraph 30.38. Either party, within ten (10) days after written request of the other after the date for each such contingency has passed, will execute documentation indicating the satisfaction or waiver of such contingencies.

            30.38.1 This Lease shall be conditioned upon Landlord's retaking possession of the Premises from its current occupant, Real Marketing. If such contingency has not occurred by June 10, 2001, Tenant may terminate this Lease if such retaking does not occur within thirty (30) days after receipt of Tenant's notice to so terminate. If Landlord has not acquired possession of the premises for Real Marketing by January 1, 2002, Landlord may terminate this Lease upon written notice to Tenant.

            30.38.2. This Lease shall be conditioned upon Tenant demonstrating to Landlord by June 10, 2001, to Landlord's reasonable satisfaction that Tenant has at least $25,000,000 in cash or marketable securities and that such cash or marketable securities represent at least three years of reserves for Tenant at its projected "burn" rate as Landlord shall reasonably determine. Landlord may waive this condition at its sole discretion.

            30.38.2. This Lease shall be conditioned upon Landlord obtaining approval for this Lease from its lender by June 10, 2001. Landlord may waive this condition at its sole discretion.

TENANT:	LANDLORD:
Optimer Pharmaceuticals, Inc., a California corporation	PMSI Sorrento, LLC, a California limited liability company, d/b/a Pacific Sorrento Technology Park
By:	By:	Pacific Management Services, Inc., a California corporation (Manager)
By:	By:	Andrew M. Kaplan, President
Its:

If Tenant is a corporation, the authorized officers must sign on behalf of the corporation and indicate the capacity in which they are signing. This Lease must be executed by the president or vice-president and the secretary or assistant secretary, unless bylaws or a resolution of the board of directors shall otherwise provide, in which event the bylaws or a certified copy of the resolution, as the case may be, must be concurrently delivered to Landlord. Landlord in its sole discretion may waive this requirement.

EXHIBIT "A"

DESCRIPTION OF PREMISES

        [Diagram of Premises]

EXHIBIT "B"

LANDLORD'S RULES AND REGULATIONS

        1.     No sign, placard, picture, advertisement, name or notice shall be inscribed, displayed, printed, or affixed on or to any part of the outside or inside of the Project without the written consent of Landlord first had and obtained, and Landlord shall have the right to remove any such sign, placard, picture, advertisement, name, or notice without notice to and at the expense of Tenant. All approved signs or lettering on doors shall be printed, painted, affixed, or inscribed by the Landlord at the expense of the Tenant. Tenant shall not place anything or allow anything to be placed near the glass of any window, door, partition, or wall which may appear unsightly from outside the Premises, provided, however, that Landlord may furnish and install a standard window covering at all exterior windows. Tenant shall not, without prior written consent of Landlord, cause or otherwise sunscreen any window.

        2.     Tenant shall not overload the floor of the Premises or in any way deface the Premises or any part thereof. The sidewalks, halls, passages, exits, entrances, elevators and stairways shall not be obstructed by any of the tenants or used by them for any purpose other than for ingress and egress from their respective Premises. Tenant shall not alter any lock or install any new or additional locks or any bolts on any doors or windows of the Premises. The toilet rooms, urinals, wash bowls, and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein; and the expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the Tenant whose employees, invitees or customers shall have caused it.

        3.     No furniture, freight, or equipment of any kind shall be brought into the Project without prior notice to Landlord and all moving of the same into or out of the Project shall be done at such time and in such manner as Landlord shall designate. Landlord shall have the right to prescribe the weight, size and position of all safes and other heavy equipment brought into the Project and also the times and manner of moving the same in and out of the Project.

        4.     The Premises shall not be used for any improper, objectionable, or immoral purpose. Tenants shall not use, keep or permit to be used or kept any foul or noxious gas or substance in the Premises, or permit or suffer the Premises to be occupied or used in a manner offensive or objectionable to the Landlord or other occupants of the Project by reason of noise, odors, and/or vibrations, or interfere in any way with other tenants or those having business therein, nor shall any animals or birds be brought in or kept in or about the Premises or the Project. Tenant shall not use or keep in the Premises or Project any kerosene, gasoline, or inflammable or combustible fluid or material or use any method of heating or air conditioning other than as approved by Landlord.

        5.     No boring or cutting for wires will be allowed without the written consent of Landlord, except as expressly provided for in the Lease. The location of telephones, call boxes, and other office equipment affixed to the Premises shall be subject to the approval of Landlord unless otherwise stated in this Lease.

        6.     The Landlord shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Project of any person. In case of invasion, mob, riot, public excitement, or other commotion, the Landlord reserves the right to prevent access to the Project during the continuance of the same by closing of the doors or otherwise for the safety of the tenants and protection of property in the Project and the Project.

        7.     Tenant shall not disturb, solicit, or canvass any occupant of the Project and shall cooperate to prevent same. Landlord reserves the right to exclude or expel from the Project any person who, in the judgment of Landlord, is intoxicated or under influence of liquor or drugs or who shall in any manner do any act in violation of any of the rules and regulations of the Project. No vending machine or machines of any description shall be installed, maintained, or operated in the Project, except in the Premises, without the written consent of Landlord.

        8.     Without the written consent of Landlord, Tenant shall not use the name of the Project in connection with or in promoting or advertising the business of Tenant except as Tenant's address. Landlord shall have the right to control and operate the public portions of the Project, and the public facilities, and heating and air conditioning, as well as facilities furnished for the common use of the tenants, in such manner as it deems best for the benefit of the tenants generally.

        9.     All entrance doors in the Premises shall be left locked when the Premises are not in use, and all doors opening to public corridors shall be kept closed except for normal ingress and egress from the Premises. Tenant shall close and lock the doors of its Premises and entirely shut off all water faucets or other water apparatus, and electricity gas or air outlets before Tenant and its employees leave the Premises. Tenant shall be responsible for any damage or injuries sustained by other tenants or occupants of the Project or by Landlord for noncompliance with this rule.

        10.   Tenant shall not allow its employees to park vehicles in any parking areas designated by Landlord as areas for parking by visitors to the Project. Tenant shall not allow vehicles in the Project parking areas overnight nor allow vehicles to be parked in the Project parking areas other than automobiles, motorcycles, motor driven or non-motor driven bicycles or four wheeled trucks.

EXHIBIT "C"

FLOOR PLAN

        As proposed by Landlord and reasonably approved by Tenant.

EXHIBIT "D"

PACIFIC SORRENTO TECHNOLOGY PARK
CONSTRUCTION/DESIGN SCHEDULE

Building:
Tenant:
Suite:
Rentable Square Feet:
Occupancy Date:

In order to design and complete the Tenant Improvements in a timely manner, it is important that the following schedule be met.

Activity	Scheduled	Actual	Comments
Chemical Inventory to Architect

Equipment List to Architect

Initial Design Meeting

Floor Plan Approval

Power Requirements to Architect

HVAC Requirements to Architect

Furniture System Layout to Architect

Color & Material Selections to Architect

Preliminary Construction Budget

Preliminary Plans to Owner for Approval

Final Plans to Building Dept.

Building Permit

Final Construction Budget

Start Construction

Complete Construction

Occupancy Date

Tenant agrees to follow the above schedule. Any delays caused by Tenant's failure to meet the above schedule will constitute a Tenant delay under the Lease.

Tenant	Pacific Sorrento Technology Park

EXHIBIT "E"

THIS INSTRUMENT PREPARED BY AND
AFTER RECORDING RETURN TO:

SUBORDINATION, ATTORNMENT AND
NON-DISTURBANCE AGREEMENT

        THIS SUBORDINATION, ATTORNMENT AND NON-DISTURBANCE AGREEMENT (this "Agreement"), dated this              day of                         , 2000, between                         , a                                                   ("Tenant"), and HELLER FINANCIAL, INC., a Delaware corporation ("Lender"), having its principal place of business at 500 West Monroe Street, 30th Floor, Attention: Heller Servicing Department, Chicago, Illinois 60661.

R E C I T A L S:

        A.    Tenant is the lessee under that certain lease executed between Tenant and                         ,                         , a                          ("Landlord"), dated                         , 2000 (the lease and all amendments thereto are hereinafter referred to as the "Lease"), covering all or a portion of property with a property address of                          and legally described in Schedule I attached hereto and made a part hereof (the "Property").

        B.    Lender is making or has made a loan (the "Loan") to Landlord which is secured, in part, by the lien of a mortgage or deed of trust executed and delivered by Landlord to Lender encumbering the Property (the "Mortgage") and an assignment of all leases of and rents from the Property.

        C.    As a condition to making the Loan, Lender requires that Tenant enter into this Agreement.

        NOW, THEREFORE, in consideration of the covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

        1.     Tenant hereby represents, acknowledges and agrees as follows:

  (a)
  The Lease has not been amended, modified or extended, except as follows:                        .

  (b)
  The Lease does not contain any options to purchase and/or lease additional space, rights of first refusal to purchase and/or lease additional space or any similar provisions regarding acquisition of ownership interests or additional leased space in the building, except as follows:

  (c)
  The term of the Lease commenced on                          and will terminate on                         .

  (d)
  The current monthly rent payment under the Lease is $                        . Rent has been paid through                         . No advance rents have been prepaid except for the current month.

  (e)
  In addition to monthly rent payments, the following amounts are also payable on a                          basis for the following purposes:

  (f)
  The improvements described in the Lease have been completed and accepted by Tenant.

  (g)
  Tenant has not sublet any portion of the leased premises or assigned any of its rights under the Lease.

  (h)
  The Lease is in full force and effect, Tenant has no existing claims, defenses or offsets under the Lease against Landlord, no uncured default exists under the Lease, and no event has occurred that would, except for the lapse of time, the giving of notice or both, constitute a default.

  (i)
  No cancellation, modification, amendment, extension, or assignment of the Lease, and no subletting or prepayment of more than one month's rent shall be made without Lender's prior written consent.

  (j)
  All rent payments shall be paid as provided under the Lease until Tenant has been otherwise notified by Lender or its successors and assigns. All prepayments of more than one month's rent and any and all termination fees paid by Tenant, or at Tenant's direction, shall be payable jointly to Lender and Landlord.

  (k)
  The guaranty of the Lease, if any, is in full force and effect.

  (l)
  Tenant will deliver to Lender a copy of all notices Tenant delivers to or receives from Landlord.

  (m)
  Tenant will not look to Lender or its successors or assigns for the return of the security deposit, if any, under the Lease, except to the extent that such funds are delivered to Lender.

2.
The Lease and all terms thereof, including, without limitation, any options to purchase, rights of first refusal, and any similar rights, are and shall be subject and subordinate to the Mortgage, and to all amendments, modifications, replacements and extensions thereof, to the full extent of the principal, interest, fees, expenses and all other amounts secured thereby.

3.
In the event Lender elects to foreclose the Mortgage, Lender will not join Tenant in summary or foreclosure proceedings unless required by applicable law (and then only to the extent so required) as long as Tenant has not amended the Lease without Lender's prior written consent and is not in default under the Lease.

4.
In the event that Lender shall succeed to the interest of Landlord under the Lease and there exists no default by Tenant under the Lease and Tenant has not amended the Lease without Lender's prior written consent, Lender agrees not to disturb or otherwise interfere with Tenant's possession of the leased premises for the unexpired term of the Lease, provided that Lender shall not be:

(a)
liable for any act or omission of Landlord or any prior landlord under the Lease;

(b)
subject to any offsets or defenses which Tenant might have against Landlord or any prior landlord;

(c)
bound by any rent or additional rent which Tenant might have paid for more than the current month to Landlord or any prior landlord;

(d)
bound by any amendment or modification of the Lease made without Lender's prior written consent; or

(e)
liable for any security deposit Tenant might have paid to Landlord or any prior landlord, except to the extent Lender has actually received said security deposit.

5.
Upon Lender's succeeding to Landlord's interest under the Lease, Tenant covenants and agrees to attorn to Lender or a purchaser at a foreclosure or trustee's sale, to recognize such successor landlord as Tenant's landlord under the Lease, and to be bound by and perform all of the obligations and conditions imposed upon Tenant by the Lease. If requested by Lender or any subsequent owner, Tenant shall execute a new lease with Lender, for a term equal to the remaining term of the Lease and otherwise containing the same provisions and covenants of the Lease.

6.
Prior to terminating the Lease due to a default by Landlord thereunder, Tenant agrees to notify Lender of such default and give Lender the opportunity to cure such default within thirty (30) days of Lender's receipt of such notice (or, if such default cannot reasonably be cured within such thirty (30) day period, Lender shall have such longer time as may be necessary to cure the default; provided that Lender commences the cure within such period and diligently pursues the cure thereafter).

7.
This Agreement shall be binding upon and inure to the benefit of the respective heirs, personal representatives, successors and assigns of the parties hereto.

8.
This Agreement can be modified only in writing duly executed by both parties.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

TENANT:	LENDER:
HELLER FINANCIAL, INC.
By:	By:
Its:	Its:

EXHIBIT "F"

CERTIFICATE OF APPROVAL
OF TENANT IMPROVEMENT PLANS

        Pursuant to Paragraph 4.3 of the Building Lease Pacific Sorrento Technology Park dated                  , 2001 ("Lease"), the undersigned Tenant acknowledges a receipt and approval of Plans (as defined in the Lease). Landlord, by causing the preparation of the Plans and delivering the Plans to Tenant is not making any representation or warranty whatsoever concerning the suitability of the design of the improvements for Tenant's intended use. In accordance with Paragraph 2 of the Lease, Tenant confirms that it has conducted such review and evaluation of the Plans as desired by Tenant and is approving the design and specification of the improvements described in the Plans as consistent and suitable for Tenant's intended use of the Premises.

Dated: , 200_
a
By:
Its:

EXHIBIT "G"

TENANT'S CERTIFICATE
STATEMENT OF TENANT REGARDING LEASE

        Date:                         , 200

Re:

	(Address	)

For Premises in:
Pacific Sorrento Technology Park
San Diego, California

Gentlemen:

        The undersigned, as Tenant under that certain Building Lease dated,                         , 200_, made and entered into between Pacific Sorrento Technology Park, as Landlord, and the undersigned, as Tenant ("Lease"), hereby ratifies the Lease and certifies that (i) the undersigned has entered into occupancy and accepted possession of the Premises described in the Lease on                         , 200_; (ii) the Monthly Rent in the amount of $                         is payable on             , 200_; (iii) the Lease is in full force and effect and has not been assigned, modified, supplemented or amended in any way (except by                         ) (if none, so state); (iv) the Term commenced on                         , 200_, and ends on                         , 200_; (v) the Lease represents the entire agreement between the parties as to this leasing and the Premises; (vi) all conditions under the Lease to be performed by Landlord have been satisfied, all required contributions by Landlord to Tenant on account of Tenant's improvements have been received, and on this date there are no existing defenses or offsets which the undersigned has against the enforcement of the Lease by the Landlord; (vii) Landlord is not in default under the Lease and no event has occurred which, with the giving of notice and/or the passage of time, would constitute a default; (viii) Tenant is not in default under the Lease and no event has occurred which, with the giving of notice or the passage of time, would constitute a default; (ix) the security deposit in the sum of $             has been deposited with Landlord; and (x) one (1) month's advance Monthly Rent has been paid.

Very truly yours,
By:
Its:

EXHIBIT "H"

ENTRANCE / EXIT ASSESSMENT CRITERIA

        For purposes of compliance with the requirements of Paragraph 28.9 of the Lease, the term "Assessment Criteria" with respect to the Premises shall refer to, and include, the following studies and assessments to be conducted in accordance with the applicable portions of ASTM Standards E-1527-93 and E-1528-93 for Phase I Environmental Assessments as may be changed by applicable authority:

        A.    The following assessments and inspections:

  1.
  "Interior Site Assessment" consisting of a visual inspection of all surfaces (including, without limitation, floors, walls, ceiling tiles, benches, sinks, interior cabinets and fume hoods) for signs of contamination and deterioration. Visual inspection of all bench and hood sinks and readily accessible drain lines for signs of deterioration, loss of integrity and leakage. The Interior Site Assessment shall include detailed written documentation of all observations and dated photos to document the existing condition thereof.

  2.
  Visual Inspection of Wastewater Collection System piping exclusively serving the Premises for any breaks in or degradation of such piping systems, or any accumulated Hazardous Materials.

  3.
  Assessment of biological waste storage unit and any hazardous or radioactive waste storage units, including governmental disclosures and decontamination certificates relating to the same.

  4.
  In order to verify that there is no contamination of the laboratory hoods and exhaust system, an inspection shall be made consisting of an inspection of the laboratory hoods and exhaust system with detailed documentation of all observances, including without limitation, observed solids, liquids, odors or Hazardous Materials entrapment. Such inspection shall include inspection of the roof area to determine the existence of any deterioration from condensation of Hazardous Materials produced by Tenant in the exhaust system which causes such deterioration.

        B.    The Assessment Criteria shall also include such sampling and testing as the consultant reasonably recommends based upon his or her observations, including post-cleanup sampling to verify absence of Hazardous Materials.

QuickLinks

  Exhibit 10.12
FIRST AMENDMENT TO LEASE
BUILDING LEASE PACIFIC SORRENTO TECHNOLOGY PARK
R E C I T A L S
A G R E E M E N T
EXHIBIT "A" DESCRIPTION OF PREMISES
EXHIBIT "B" LANDLORD'S RULES AND REGULATIONS
EXHIBIT "C" FLOOR PLAN
EXHIBIT "D" PACIFIC SORRENTO TECHNOLOGY PARK CONSTRUCTION/DESIGN SCHEDULE
EXHIBIT "E"
SUBORDINATION, ATTORNMENT AND NON-DISTURBANCE AGREEMENT
R E C I T A L S
EXHIBIT "F" CERTIFICATE OF APPROVAL OF TENANT IMPROVEMENT PLANS
EXHIBIT "G" TENANT'S CERTIFICATE STATEMENT OF TENANT REGARDING LEASE
EXHIBIT "H" ENTRANCE / EXIT ASSESSMENT CRITERIA